LIMITED PARTNERSHIP AGREEMENT


                                       OF


                   DES PLAINES DEVELOPMENT LIMITED PARTNERSHIP


                                     between


                          HARRAH'S ILLINOIS CORPORATION


                                       and


                                 JOHN Q. HAMMONS


                             Dated February 28, 1992

                                TABLE OF CONTENTS
                                -----------------



                                                                            Page
                                                                            ----


R E C I T A L S . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE 1 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE 2 - FORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

               2.01 Partnership Agreement . . . . . . . . . . . . . . . . .    5
               2.02 Organization and Name . . . . . . . . . . . . . . . . .    5
               2.03 Place of Business and Principal Office;
                         Registered Agent and Registered Office . . . . . .    5
               2.04 Purpose and Title . . . . . . . . . . . . . . . . . . .    5
               2.05 Term  . . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE 3 - CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . .    6

               3.01 Capital Contributions; Partnership Interests  . . . . .    6
               3.02 Capital Accounts  . . . . . . . . . . . . . . . . . . .    8
               3.03 Assignment of Entitlements  . . . . . . . . . . . . . .    9

ARTICLE 4 - ALLOCATIONS AND DISTRIBUTIONS . . . . . . . . . . . . . . . . .   10

               4.01 Allocations of Taxable Income . . . . . . . . . . . . .   10
               4.02 Allocations of Tax Loss . . . . . . . . . . . . . . . .   10
               4.03 Timing and Amount of Allocations of Taxable
                         Income and Tax Loss  . . . . . . . . . . . . . . .   10
               4.04 Distributions of Proceeds of a Major Capital
                         Event  . . . . . . . . . . . . . . . . . . . . . .   10
               4.05 Distribution of Cash Flow . . . . . . . . . . . . . . .   10
               4.06 Priority and Distribution of Property . . . . . . . . .   11
               4.07 Additional Allocation Provisions  . . . . . . . . . . .   11

ARTICLE 5 - GENERAL PARTNER . . . . . . . . . . . . . . . . . . . . . . . .   15

               5.01 Management Authority of the General Partner . . . . . .   15
               5.02 Limitation on Authority of the General Partner  . . . .   19
               5.03 Delegation of Authority . . . . . . . . . . . . . . . .   19
               5.04 Compensation  . . . . . . . . . . . . . . . . . . . . .   20
               5.05 Extent of Management Duties . . . . . . . . . . . . . .   20
               5.06 Transactions with Related Parties . . . . . . . . . . .   20
               5.07 Liability for Acts and Omissions  . . . . . . . . . . .   20
               5.08 Right to Rely Upon the Authority of the General . . . .   22
               5.09 Continuing Liability  . . . . . . . . . . . . . . . . .   22
               5.10 Effect of Bankruptcy of the General Partner . . . . . .   22
               5.11 Transfer of General Partnership Interest  . . . . . . .   23
               5.12 Right to Own Limited Partnership Interest . . . . . . .   25

ARTICLE 6 - LIMITED PARTNER . . . . . . . . . . . . . . . . . . . . . . . .   25

               6.01 Limitation on Liability of Limited Partners . . . . . .   25
               6.02 Management of the Partnership . . . . . . . . . . . . .   25
               6.03 Power of Attorney . . . . . . . . . . . . . . . . . . .   26
               6.04 Representations . . . . . . . . . . . . . . . . . . . .   27
               6.05 Restriction on Transfer of Limited Partnership  . . . .   28
               6.06 Disposition if No Gaming Qualification  . . . . . . . .   30
               6.07 Effect of Bankruptcy, Death or Incompetency
                         of Limited Partner . . . . . . . . . . . . . . . .   31
               6.08 Notices to Limited Partner  . . . . . . . . . . . . . .   31

ARTICLE 7 - EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . .   32

ARTICLE 8 - REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

               8.01 Remedies  . . . . . . . . . . . . . . . . . . . . . . .   34
               8.02 Choice of Remedies  . . . . . . . . . . . . . . . . . .   34
               8.03 Buy and Sell  . . . . . . . . . . . . . . . . . . . . .   35
               8.04 Advances; Buy-Down  . . . . . . . . . . . . . . . . . .   37
               8.05 Appraisal Buy Out . . . . . . . . . . . . . . . . . . .   40
               8.06 Forbearance . . . . . . . . . . . . . . . . . . . . . .   41

ARTICLE 9 - VALUATION AND APPRAISAL PROCEDURE . . . . . . . . . . . . . . .   41

               9.01 Voluntary Appraisal . . . . . . . . . . . . . . . . . .   41
               9.02 Appraisal Panel . . . . . . . . . . . . . . . . . . . .   41
               9.03 Appraised Value . . . . . . . . . . . . . . . . . . . .   43
               9.04 Expenses  . . . . . . . . . . . . . . . . . . . . . . .   43
               9.05 Qualification . . . . . . . . . . . . . . . . . . . . .   43

ARTICLE 10 - ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . .   43

               10.01  Bank Accounts . . . . . . . . . . . . . . . . . . . .   43
               10.02  Title to Partnership Property . . . . . . . . . . . .   43
               10.03  Books and Records . . . . . . . . . . . . . . . . . .   43
               10.04  Notices . . . . . . . . . . . . . . . . . . . . . . .   44
               10.05  Meetings  . . . . . . . . . . . . . . . . . . . . . .   45
               10.06  Amendment . . . . . . . . . . . . . . . . . . . . . .   45

ARTICLE 11 - FISCAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . .   45

               11.01  Fiscal Year . . . . . . . . . . . . . . . . . . . . .   45
               11.02  Method of Accounting  . . . . . . . . . . . . . . . .   45
               11.03  Accountants and Accounting Principles . . . . . . . .   46
               11.04  Reports . . . . . . . . . . . . . . . . . . . . . . .   46
               11.05  Tax Returns; Tax Matters Partner  . . . . . . . . . .   46
               11.06  Basis Election  . . . . . . . . . . . . . . . . . . .   46
               11.07  Partnership Expenses  . . . . . . . . . . . . . . . .   47
               11.08  Change in Control . . . . . . . . . . . . . . . . . .   47

ARTICLE 12 - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . .   48

               12.01  Events of Dissolution . . . . . . . . . . . . . . . .   48
               12.02  Winding Up  . . . . . . . . . . . . . . . . . . . . .   48
               12.03  Distribution on Dissolution and Termination . . . . .   49

ARTICLE 13 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . .   50

               13.01  Governing Law . . . . . . . . . . . . . . . . . . . .   50
               13.02  Successors and Assigns  . . . . . . . . . . . . . . .   50
               13.03  Grammatical Changes . . . . . . . . . . . . . . . . .   51
               13.04  Captions  . . . . . . . . . . . . . . . . . . . . . .   51
               13.05  Severability  . . . . . . . . . . . . . . . . . . . .   51
               13.06  Counterparts  . . . . . . . . . . . . . . . . . . . .   51
               13.07  Other Matters . . . . . . . . . . . . . . . . . . . .   51
               13.08  Private Litigation  . . . . . . . . . . . . . . . . .   51
               13.09  Waiver of Right to Court Decree of Dissolution
                       and Partition  . . . . . . . . . . . . . . . . . . .   52
               13.10  Competing Business  . . . . . . . . . . . . . . . . .   52
               13.11  Personal Property . . . . . . . . . . . . . . . . . .   53
               13.12  No Third Party Rights . . . . . . . . . . . . . . . .   53
               13.13  Consent of Bank Group . . . . . . . . . . . . . . . .   53

EXHIBIT A - Capital Contributions and Percentage Share  . . . . . . . . . .    1

               General Partner  . . . . . . . . . . . . . . . . . . . . . .    1
               Limited Partner  . . . . . . . . . . . . . . . . . . . . . .    1

EXHIBIT B - Legal Description of Property . . . . . . . . . . . . . . . . .    1

                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                   DES PLAINES DEVELOPMENT LIMITED PARTNERSHIP


     THIS LIMITED PARTNERSHIP AGREEMENT of Des Plaines Development Limited Partnership (the "Partnership Agreement" or "Agreement") is made and entered as of the 28th day of February, 1992, by and among Harrah's Illinois Corporation, a Nevada corporation, and John Q. Hammons, an individual.

                                    RECITALS
                                    --------

     A. The General Partner is a wholly-owned, indirect subsidiary of Harrah's, a Nevada corporation ("Harrah's"). Harrah's and the General Partner are in the business of operating gaming facilities.

     B. The Limited Partner is the sole owner of Des Plaines Development Corporation, an Illinois corporation ("DPDC"), which has applied for a license to operate a riverboat gaming facility on the Des Plaines River in Joliet, Illinois, and has received a finding of preliminary suitability from the Illinois Gaming Board.

     C. The Limited Partner desires that the General Partner invest in such riverboat gaming facility, and rather than continue the corporate form of ownership through DPDC, the General Partner and the Limited Partner desire to undertake a joint venture to develop and operate a riverboat gaming facility on the Des Plaines River in Joliet, Illinois on the terms set forth herein and desire that any funding of preliminary suitability of DPDC be transferred to such joint venture consistent with the rules of the Illinois Gaming Board.


                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto and subject to the terms and conditions hereof, it is hereby agreed as follows:


                                    ARTICLE 1
                                    ---------

                                   DEFINITIONS
                                   -----------


     Unless otherwise expressly provided herein or unless the context otherwise requires, each of the following terms when used herein shall have the following defined meanings:

     "Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C.
                                                                         ---  -
Sec. 17-101, et seq. as amended from time to time, or any successor statute.
             -- ---

     "Adjusted Capital Account Deficit" shall have the meaning set forth in
Section 4.07(g)(i) hereof.

     "Affiliate," when used with reference to a specified Person, means (i) any relative or spouse of the specified Person; (ii) any Person who is an officer, partner or trustee of, or serves in a similar capacity with respect to, the specified Person; (iii) any partnership, corporation, trust or other entity of which the specified Person is a partner, officer, trustee or serves in a similar capacity or is directly or indirectly the owner of a partnership interest, any portion of a class of equity securities, or in which the specified Person has a substantial beneficial interest; and (iv) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person. "Affiliate" when used in reference to any of the Partners shall also include any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with any one or more of the beneficial owners of such Partner.

     "Agreement" means this Limited Partnership Agreement of Des Plaines Development Limited Partnership, as amended, modified or supplemented from time to time.

     "Capital Account" shall have the meaning set forth in Section 3.02(a) hereof.

     "Capital Contribution" means the total amount of money and the fair market value of any property (determined net of any liabilities secured by such property that the Partnership is considered to assume or take subject to and determined consistently with Code Section 752(c) and without regard to Code
Section 7701(g)) contributed, or to be contributed, as the case may be, to the Partnership by a Partner.

     "Cash Flow" means all cash received by the Partnership from all sources in excess of all cash expended or reserved in the discretion of the General Partner for (i) currently due and maturing obligations and liabilities (excluding Partner loans) and expenses of the Partnership or obligations secured by Partnership assets including but not limited to debt service upon any indebtedness incurred by the Partnership, (ii) capital expenditures, (iii) contingent liabilities or (iv) such other purposes as the General Partner shall determine to be necessary or proper. Without limiting the generality of the foregoing, all amounts received from the City of Joliet, Illinois or any other governmental agencies as reimbursements, subsidies or payments in respect of the Project, including without limitation reimbursements of gaming tax, shall be included in the calculations of "Cash Flow".

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Default Loan" shall have the meaning set forth in Section 8.04(a) hereof.

     "Defaulting Partner" shall have the meaning set forth in Section 8.01 hereof.

     "Distributions" means all distributions or other payments to Partners by the Partnership of cash or the fair market value of any property (determined net of any liabilities secured by such property that the distributee is considered to assume or take subject to and determined consistently with Code Section 752(c) and without regard to Code Section 7701(g)) distributed to the Partners pursuant to Article 4 or Section 12.03 hereof.

     "Event of Default" shall have the meaning set forth in Article 7 hereof.

     "General Partner" means Harrah's Illinois Corporation, a Nevada corporation, or any Person who, at the time of reference thereto, has been admitted to the Partnership as a successor or additional general partner of the Partnership, in each such Person's capacity as a General Partner.

     "Initial Capital Loan" shall have the meaning set forth in Section 3.01(d) hereof.

     "Initial Capital Loan Documents" shall have the meaning set forth in
Section 3.01(d) hereof.

     "Limited Partner" means John Q. Hammons, an individual, or any Person who, at the time of reference thereto, has been admitted to the Partnership as a successor or additional limited partner of the Partnership, in each such Person's capacity as a Limited Partner.

     "Major Capital Event" means any borrowings or financings (except short term borrowing in the ordinary course of business) by the Partnership or otherwise relating to the Project, any sale of all or a portion of the Project or any Partnership assets (except dispositions of personal property and equipment in the ordinary course of business) or any insured casualty loss or condemnation or other involuntary conversion (including losses covered by title insurance).

     "Net Invested Capital" means the initial Capital Contribution for such Partner set forth on Exhibit A hereto plus the amount of capital hereafter
                     ---------
contributed to the Partnership by such Partner and credited to its Capital Account, less all distributions hereafter made by the Partnership to such Partner and debited against its Capital Account, but in no event less than zero.

     "Nondefaulting Partner" shall have the meaning set forth in Section 8.01 hereof.

     "Partner Minimum Gain" shall have the meaning set forth in Section 4.07(g)(iii) hereof.

     "Partners" means the General Partner(s) and the Limited Partner(s).

     "Partnership" means the Delaware limited partnership governed by this Agreement.

     "Partnership Minimum Gain" shall have the meaning set forth in Section 4.07(g)(ii) hereof.

     "Percentage Share" means the percentage assigned to each Partner by which each such Partner shall share in various allocations and distributions of the Partnership in accordance with the terms of this Agreement. The Percentage Share initially allocated to each Partner is set forth in Section 3.01(f) hereof, and is subject to the provisions of Section 8.04(b) hereof.

     "Person" means any individual, partnership, corporation, unincorporated association, trust or other entity.

     "Prime Rate" means the prime rate of interest charged by Citibank, N.A., New York, New York to borrowers on ninety (90) day unsecured commercial loans, as the same may be changed from time to time.

     "Project" means the gaming/recreational business conducted with respect to the Property.

     "Property" means the real property and improvements thereto located in the City of Joliet, Will County, Illinois, generally described in Exhibit B hereto
                                                              ---------
and by this reference incorporated herein, together with such additional real property as the General Partner may determine to acquire and one or more riverboats, berthing and docking facilities, reception buildings, parking facilities, offices and storage areas, restaurants, hotels, gaming devices and other property relating to the business of the Partnership.

     "Treasury Regulation" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                                    ARTICLE 2
                                    ---------

                                    FORMATION
                                    ---------


     2.01      Partnership Agreement.  The Partnership is a limited partnership
               ---------------------
organized under and pursuant to the terms of the Act and this Partnership Agreement. From and after its execution, this Partnership Agreement shall constitute the only agreement of limited partnership of the Partnership, except as it may hereafter be amended pursuant to the provisions of this Partnership Agreement. This Partnership Agreement represents the entire agreement and understanding of the parties hereto, and all prior or concurrent agreements, understandings, representations and warranties in regard to the subject matter hereof are and have been merged herein.

     2.02      Organization and Name.  The Partnership is and shall be a limited
               ---------------------
partnership organized under and pursuant to the Act. The name of the Partnership is "Des Plaines Development Limited Partnership." The General Partner and the

Limited Partner of the Partnership shall be the parties designated aforesaid. The Partners agree to execute such certificates or documents and do such filings and recordings and all other acts, including the filing of a Certificate of Limited Partnership of the Partnership and any amendments thereto in appropriate governmental offices as may be required in order to comply with all applicable laws.

     2.03      Place of Business and Principal Office; Registered Agent and
               ------------------------------------------------------------
Registered Office
- -----------------

               (a) The principal place of business of the Partnership shall be Joliet, Illinois and its principal office shall be at 1023 Cherry Road, Memphis, Tennessee 38117, or at such other place as the General Partner may designate by notice to all Partners.

               (b) The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered office of the Partnership is located at such address. The General Partner may designate any other Person as the registered agent and any other location as the registered office, respectively, as the General Partner deems appropriate subject to applicable law.

     2.04      Purpose and Title.  The purpose and business of the Partnership
               -----------------
shall be to own, develop and operate the Property and the Project. The Partnership shall have the power to do all acts and things necessary, appropriate, convenient or useful in connection with the foregoing, including without limitation, all of the powers that may be exercised by the General Partner on behalf of the Partnership under this Agreement. Title to any or all of the Property (or the interest of the Partnership therein) may be taken and held in the name of the Partnership or in the name of an Illinois land trust in which the entire beneficial interest shall be owned by the Partnership and the power of direction vested in the Partnership or its designees, as provided in this Agreement. The Partnership shall be a partnership only for the purposes described in this Section 2.04, and this Agreement shall not be deemed to create a partnership between the Partners with respect to any activities whatsoever other than the activities contemplated hereby or incident thereto.

     2.05      Term.  The Partnership commenced on the date of first filing of
               ----
the Partnership's Certificate of Limited Partnership with the office of the Secretary of State of the State of Delaware and shall continue in full force and effect until the date which is fifty (50) years from such date, or until dissolution prior thereto pursuant to the provisions hereof or by operation of law.


                                    ARTICLE 3
                                    ---------

                                  CONTRIBUTIONS
                                  -------------


     3.01      Capital Contributions; Partnership Interests
               --------------------------------------------

               (a)   Capital Contributions by the General Partner.  The General
                     --------------------------------------------
Partner shall contribute Twenty Five Million Nine Hundred Twenty Thousand Dollars ($25,920,000) to the Partnership when called for pursuant to Section 3.01(c) hereof as an initial Capital Contribution which shall be credited to the General Partner's Capital Account. The General Partner shall make additional Capital Contributions as and when called for by the General Partner in its sole discretion, which shall be credited to the General Partner's Capital Account.

               (b)   Capital Contributions by the Limited Partner.  The Limited
                     --------------------------------------------
Partner shall contribute Six Million Four Hundred Eighty Thousand Dollars ($6,480,000) to the Partnership when called for pursuant to Section 3.01(c) hereof as an initial Capital Contribution which shall be credited to the Limited Partner's Capital Account. The Limited Partner shall make additional Capital

Contributions as and when called for by the General Partner in its sole discretion, which shall be credited to the Limited Partner's Capital Account.

               (c)   Calls for Contributions.  The General Partner may at any
                     -----------------------
time or from time to time call for Capital Contributions, including initial Capital Contributions, from the Partners by not less than three (3) days written notice to the Partners. The Partners shall make such Capital Contributions to the Partnership on or before the date specified in any such notice from the General Partner.

               (d)   Initial Capital Loan.  The General Partner shall
                     --------------------
contribute, on behalf of the Limited Partner, the Limited Partner's initial Capital Contribution set forth in Section 3.01(b) hereof as a loan to the Limited Partner (the "Initial Capital Loan"). The Limited Partner hereby grants authority to the General Partner to disburse portions of the Initial Capital Loan to the Partnership when portions of the Limited Partner's initial Capital Contribution are called for pursuant to Section 3.01(c) hereof. The Initial Capital Loan shall be deemed a Default Loan hereunder and the rights of the Partners hereunder in respect of the Initial Capital Loan shall include all rights of the Partners in respect of Default Loans, including, without limitation, the distribution provisions of Sections 4.04, 4.05 and 8.04(d) hereof and Article 12 hereof; provided that (x) nothing herein shall be construed as causing the Limited Partner to be in default as a result of the Initial Capital Loan being deemed to be a Default Loan unless the Limited Partner shall fail to pay or perform under the Initial Capital Loan Documents (as defined below) and (y) the General Partner may not exercise any right under
Article 8 hereof with respect to the Initial Capital Loan, unless and until an Event of Default shall have occurred hereunder. The Initial Capital Loan shall
(i) be evidenced by a promissory note in form and substance acceptable to the General Partner, (ii) be secured by the Limited Partner's interest in the Partnership pursuant to a security agreement and UCC financing statements in form and substance acceptable to the General Partner and any other documents as may be necessary to further assure and perfect a security interest in the Limited Partner's Partnership interest (such promissory note, security agreement and UCC-1 financing statements are the "Initial Capital Loan Documents"), (iii) bear interest on the outstanding principal balance, payable on the first day of each calendar quarter in arrears (the first such payment to be due on July 1, 1992), at a rate equal to the lower of (x) the then current Prime Rate plus two percent (2%) per annum or (y) the maximum rate of interest permitted under applicable law, from the date hereof until payment in full by the Limited Partner, (iv) be prepayable at any time, and (v) be due and payable (including all principal and accrued interest outstanding) on the earlier of the date which is four (4) years from the date hereof, or the occurrence of an Event of Default hereunder (unless accelerated earlier pursuant to the terms of the promissory note evidencing such loan). The Initial Capital Loan shall be made to the Limited Partner and guaranteed by the spouse of the Limited Partner pursuant to the Guarantee attached hereto, with full recourse to the assets of the Limited Partner and the spouse of the Limited Partner.

               (e)   Evidence of Partnership Interest.  No certificates or other
                     --------------------------------
evidence of ownership shall be issued with respect to the partnership interests in the Partnership except this Agreement which, when executed, shall solely represent and evidence the partnership interests in the Partnership owned by each Partner.

               (f)   Percentage Share.  Effective as of the date hereof, the
                     ----------------
partnership interests hereunder are allocated between the Partners such that the Percentage Share which is attributed to each Partner is as follows:

                     (i)  80% - General Partner

                   (ii)   20% - Limited Partner

Such Percentage Shares are subject to revision pursuant to Section 8.04(b) hereof.

               (g)   Withdrawal of Capital; Loans.  No Partner shall have any
                     ----------------------------
right to withdraw or make a demand for withdrawal of all or any portion of such Partner's capital (or the amount, if any, reflected in such Partner's Capital Account). No interest or additional share of profits shall be paid or credited to the Partners on their Capital Accounts, or on any undistributed profits or funds left on deposit with the Partnership; provided, however, that nothing
                                            --------  -------
herein contained shall be construed to prevent or prohibit the payment of interest on account of loans made by the Partners to the Partnership. Any loans made to the Partnership by a Partner shall not increase its Capital Account or interest in the profits, losses, or Cash Flow, but shall be a debt due from the Partnership and repaid accordingly only out of Cash Flow or the Partnership assets in the discretion of the General Partner.

     3.02      Capital Accounts
               ----------------

               (a) There shall be established for each Partner on the books of the Partnership, as of the date hereof, a capital account (the "Capital Account") reflecting the excess (deficit) of (i) the sum of (A) such Partner's initial Capital Account balance which initial balance reflects the deemed contributions of such Partner to the Partnership in exchange for such Partner's interest in the Partnership, (B) such Partner's additional Capital Contributions (if any) to its Capital Account made in accordance with this Agreement, (C) such Partner's share of taxable income and (D) such Partner's share of tax-exempt income of the Partnership over (ii) the sum of (A) such Partner's share of tax losses, (B) such Partner's share of other Partnership expenditures that are not deductible for federal income tax purposes and (C) any Distributions to such Partner, (iii) as adjusted by such Partner's share of income, gain, deduction or loss described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

               (b) Notwithstanding any other provision in this Section 3.02 or elsewhere in this Agreement, each Partner's Capital Account shall be maintained and adjusted in accordance with the Code and the Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(2)(iv). It is intended that appropriate adjustments shall thereby be made to Capital Accounts to give effect to any income, gain, loss or deduction (or items thereof) that is specially allocated pursuant to this Agreement.

               (c) A Partner's Capital Account shall be reduced by the fair market value (determined without regard to Code Section 7701(g)) of any property (net of liabilities secured by such property that the Partner is considered to assume or take subject to and determined consistently with Code Section 752(c)) distributed by the Partnership to such Partner, whether in connection with a liquidation of the Partnership or of such Partner's partnership interests or otherwise. Accordingly, Capital Accounts shall first be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been previously reflected in Capital Accounts) would be allocated, pursuant to Article 4 hereof, among the Partners if there were a taxable disposition of such property for its fair market value (taking Code
Section 7701(g) into account) on the date of distribution.

               (d) The foregoing provisions and other provisions of this Agreement relating to the maintenance of capital accounts are intended to comply with Treasury Regulation Section 1.704-1, and shall be interpreted and applied in a manner consistent with such Treasury Regulation. In the event the General Partner shall determine, in its sole discretion, that it is prudent to modify the manner in which the capital accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulation, the General Partner may make such modification, provided that it will not have a material adverse effect on the amounts distributable to any Limited Partner during the operation of, or upon the dissolution of, the Partnership.

     3.03      Assignment of Entitlements.  Without any adjustments to the
               --------------------------
Partners' Percentage Shares or to the Partners' Capital Accounts, the General Partner and the Limited Partner hereby (and the Limited Partner shall cause DPDC to) irrevocably assign and transfer by quitclaim conveyance any and all of their respective rights and interest in any studies, plans, engineering reports, environmental reports, wetlands reports or other marketing materials, property, contracts, agreements, options, licenses, permits, or other rights or interests relating to the development and operation of the Project, including without limitation, any easements, gaming applications or licenses, variances, consents, approvals or entitlements from any Port Authorities, the U.S. Army Corp of Engineers, the City of Joliet, Illinois, or any other federal, state, county or municipal authority or any governmental or quasi-governmental entity necessary for the development and use of the Property in connection with the Project.


                                    ARTICLE 4
                                    ---------

                          ALLOCATIONS AND DISTRIBUTIONS
                          -----------------------------


     4.01      Allocations of Taxable Income.  Except as provided in Section
               -----------------------------
4.07 hereof, taxable income of the Partnership (including any gain realized in a Major Capital Event) shall be allocated among the Partners in accordance with their Percentage Shares.

     4.02      Allocations of Tax Loss.  Except as provided in Section 4.07
               -----------------------
hereof, tax loss of the Partnership (including any loss realized in a Major Capital Event) shall be allocated among the Partners in accordance with their Percentage Shares.

     4.03      Timing and Amount of Allocations of Taxable Income and Tax Loss.
               ---------------------------------------------------------------
Taxable income and tax loss of the Partnership shall be determined and allocated with respect to each fiscal year of the Partnership as of the end of such year. Subject to the other provisions of this Article 4, an allocation to a Partner of a share of taxable income or tax loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing taxable income or tax loss.

     4.04      Distributions of Proceeds of a Major Capital Event.  The proceeds
               --------------------------------------------------
of any Major Capital Event (other than in connection with or in contemplation of a liquidation of the Partnership) shall be applied as follows:

                     (a) First, to pay all expenses incurred in connection with the Major Capital Event;

                     (b) Second, to pay all accrued and unpaid interest on and the principal balance of all Default Loans made by the Nondefaulting Partner under Section 8.04(a) hereof and accounted for as set forth in
     Section 8.04(d) hereof;

                    (c) Third, to repay, at the discretion of the General Partner, any or all indebtedness of the Partnership secured by liens on the Property;

                    (d) Fourth, to repay any Capital Contribution by a Partner in excess of its Percentage Share of the total Capital Contributions in the Partnership; and

                    (e) Fifth, the balance, if any, to the Partners in accordance with their Percentage Shares.

     4.05      Distribution of Cash Flow.  Cash Flow (other than proceeds of any
               -------------------------
Major Capital Event or in connection with or in contemplation of a liquidation of the Partnership) shall be applied as follows:

                    (a) First, to pay all accrued and unpaid interest on and the principal balance of all Default Loans made by the Nondefaulting Partner under Section 8.04(a) hereof and accounted for as set forth in
     Section 8.04(d) hereof;

                    (b) Second, to repay any Capital Contribution by a Partner in excess of its Percentage Share of the total Capital Contributions in the Partnership; and

                    (c) Third, the balance, if any, to and among the Partners in accordance with their Percentage Shares.

     4.06      Priority and Distribution of Property.  Except as herein
               -------------------------------------
expressly provided, no Partner shall have priority over any other Partner as to the return of capital, income or losses, or Distributions of Cash Flow. No Partners shall have the right to demand or receive property other than cash for its Capital Contributions to the Partnership or in payment of its share of Cash Flow.

     4.07      Additional Allocation Provisions.  Notwithstanding the foregoing
               --------------------------------
provisions of this Article 4:

               (a) The losses allocated under Section 4.02 hereof to any Partner shall not exceed the maximum amount of losses that can be so allocated without causing such Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. If some but not all of the Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of losses pursuant to
Section 4.02 hereof, then the limitation set forth in this Section 4.07(a) shall be applied so as to allocate the maximum permissible loss to each Partner under the preceding sentence and Treasury Regulation Section 1.704-1(b)(2)(ii)(d). Losses, the allocation of which to any Partner are prohibited under the first sentence of this Section 4.07(a), shall be allocated to the remaining Partners in proportion to their respective Percentage Shares.

               (b) Notwithstanding any other provisions of this Section 4.07, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain (as specified in Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2)(i)) for such year (and, if necessary, for subsequent years, as provided in Regulation Section 1.704-2(j)(2)(iii)) in an amount equal to the portion of such Partner's share of the net decrease in such Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2).

The items of income and gain to be so specially allocated  pursuant to this
Section 4.07(b) shall be determined in accordance with Treasury Regulation
Section 1.704-2(f). This Section 4.07(b) is intended to comply with the minimum gain chargeback requirement of Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

               (c) Notwithstanding any provision of this Section 4.07 to the contrary (except Section 4.07(b) hereof), if there is a net decrease in Partner Minimum Gain attributable to a "partner nonrecourse debt" (within the meaning of Treasury Regulation Section 1.704-2(b)(4)) during any Partnership fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulation
Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain (as specified in Regulation Section 1.704-2(j)(2)(ii)) for such fiscal year (and, if necessary, subsequent years, as provided in Regulation Section 1.704-2(j)(2)(iii)) in an amount equal to the portion of such Partner's share of the net decrease in Partner Minimum Gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulation Section 1.704-2(g)(2).

The items of income and gain to be so specially allocated pursuant to this
Section 4.07(c) shall be determined in accordance with Treasury Regulation
Section 1.704-2(i)(4). This Section 4.07(c) is intended to comply with the partner minimum gain chargeback requirement of Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

               (d) Subject to the priority rules of Treasury Regulation Section 1.704-2, if any Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4),

1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) that causes or increases an
Adjusted Capital Account Deficit with respect to such Partner, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by Treasury Regulation Sections 1.704-1(b) and 1.704-2, the Adjusted Capital Account Deficit of such Partner as quickly as possible. It is intended that this Section 4.07(d) qualify and be construed as a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

               (e) If special allocations are required under Sections 4.07(b), 4.07(c) and/or 4.07(d) hereof in any fiscal year, such allocations shall be made in the priorities required by Treasury Regulation Sections 1.704-1(b) and 1.704-2.

               (f) "Nonrecourse deductions" (within the meaning of Treasury Regulation Sections 1.704-2(b)(1) and 1.704-2(c)) for any fiscal year or other period shall be specially allocated to the Partners in proportion to their Percentage Shares. "Partner nonrecourse deductions" (within the meaning of Treasury Regulation Section 1.704-2(i)) for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the "partner nonrecourse debt" (within the meaning of Treasury Regulation Section 1.704-2(b)(4)) to which such partner nonrecourse deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i).

               (g) As used herein, the following terms shall have the following meanings associated with them:

                     (i) The term "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                          (A)  Add to such Capital Account the
               following items: (1) the amount, if any, which such Partner is obligated to contribute to the Partnership upon liquidation of such Partner's interest; and (2) the amount which such Partner is deemed to be obligated to restore to the Partnership pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                          (B)  Subtract from such Capital Account such
               Partner's share of the items described in Treasury
               Regulation Sections 1.704-1(b)(2)(ii)(d)(4),
               1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

                     (ii) The term "Partnership Minimum Gain" shall have the meaning set forth in Treasury Regulation Sections 1.704-2(b) and 1.704-2(d).

                     (iii) The term "Partner Minimum Gain" means an amount, with respect to each "partner nonrecourse debt" (within the meaning of Treasury Regulation Section 1.704-2(b)(4)), equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a "nonrecourse liability" (within the meaning of Treasury Regulation Sections 1.704-2(b)(3) and 1.752-1(a)(2)), determined in accordance with Treasury Regulation Section 1.704-2(i).

               (h) The Partners acknowledge that all Distributions (including distributions upon liquidation of the Partnership) are intended to be made in accordance with the priorities set forth in Sections 4.04, 4.05 and 12.03 hereof and that the Partners' Capital Accounts are intended to reflect the manner in which such distributions are intended to be made. The allocations set forth in Sections 4.07(a) (last sentence), 4.07(b), 4.07(c), 4.07(d) and/or 4.07(f)
hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulation Sections 1.704-1(b) and 1.704-2, but may result in distortions of the Partners' Capital Accounts in relation to the Distributions that each Partner is intended to receive from the Partnership. Notwithstanding the provisions of Sections 4.01, 4.02, 4.03 and 4.07 hereof (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, at any point in time the Partners' Capital Accounts shall reflect the manner in which Distributions would be made to the Partners, if the Partnership were liquidated and the proceeds of such liquidation were distributed to the Partners in accordance with Section
12.03 hereof.

               (i) For any fiscal year during which (a) a Partner's interest in the Partnership is assigned by such Partner (or by an assignee or successor in interest to a Partner) or (b) a Partner's Percentage Share changes, the portion of the taxable income and tax loss of the Partnership that is allocable in respect of such Partner's transferred or modified interest shall be apportioned between the assignor and the assignee of such Partner's interest, in the case of an assignment, or allocated, as otherwise provided in this Article 4, in the case of a change in Percentage Shares, on the basis of an interim closing of the Partnership's books, without regard to any payments or distributions made to the Partners before or after such assignment or change, except as otherwise provided in and required by Code Section 706(d)(2); provided that in any event any assignments or transfers of any interest in the Partnership shall be subject to the provisions of Sections 5.11 and 6.05 hereof.

               (j) In the event that any amount claimed by the Partnership to constitute a deductible expense in any fiscal year is treated for federal income tax purposes as a distribution made to a Partner in its capacity as a partner of the Partnership and not a guaranteed payment as defined in Code Section 707(c) or a payment to a Partner not acting in its capacity as a partner under Code
Section 707(a), then the Partner who is deemed to have received such distribution shall first be allocated an amount of Partnership gross income equal to such payment, its Capital Account shall be reduced to reflect the distribution, and for purposes of this Article 4, taxable income and tax loss shall be determined after making the allocation required by this Section 4.07(j).

               (k) Notwithstanding any other provision of this Agreement, allocations of items for book and tax purposes and adjustments to the Partners' Capital Accounts shall be made in accordance with the provisions of Treasury Regulation Sections 1.704-1(b) and 1.704-2. In particular, as required by Treasury Regulation Section 1.704-1(b)(4)(i), income, gain, loss and deduction for tax purposes with respect to Partnership property revalued on the Partnership's books and records shall be shared among the Partners so as to take account of the variation between the adjusted tax basis of such property and its book value in the same manner as variations between the adjusted tax basis and fair market value of property contributed to a partnership are to be taken into account in determining the partners' shares of tax items under Code Section 704(c).

               (l) Notwithstanding the foregoing provisions of this Article 4, income, gain, loss and deduction with respect to property contributed to the Partnership by a Partner shall be shared among the Partners, pursuant to Treasury Regulations promulgated under Code Section 704(c), so as to take account of the variation, if any, between the basis of the property to the Partnership and its fair market value at the time of contribution.

               (m) In the event that the Code or any Treasury Regulations promulgated thereunder require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Agreement, upon the advice of the Partnership's counsel or accountants, the General Partner is hereby authorized to make new allocations in reliance upon the Code, the Treasury Regulations and such advice of the Partnership's counsel or accountants, and no such new allocation shall give rise to any claim or cause of action by the Limited Partner or the Partnership.

                                    ARTICLE 5
                                    ---------

                                 GENERAL PARTNER
                                 ---------------


     5.01      Management Authority of the General Partner.  The General Partner
               -------------------------------------------
shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, shall make all decisions affecting the business of the Partnership, and shall manage and control the affairs of the Partnership. In addition to the rights and powers herein conferred, the General Partner shall possess and may exercise all of the rights and powers of a general partner as provided in (but subject to the limitations and restrictions of) the Act. The General Partner, on behalf of the Partnership and in furtherance of the business of the Partnership, shall have the power and authority to perform all acts which the Partnership is authorized to perform, and to (without limitation) do any of the following:

                     (a) enter into such sales agreements, construction agreements, leases, licenses, easements, covenants, conditions or restrictions, agreements with other land owners, construction contracts, set aside agreements, or other contracts, agreements, documents, or arrangements with respect to all or any portion of the Property or the other Partnership assets, whether or not such arrangements (including renewal terms) shall extend beyond the date of the termination of the Partnership, at such rental or amount, or for such consideration, and upon such terms, as it deems proper;

                     (b) compromise, submit to arbitration, sue on or defend all claims in favor of or against the Partnership;

                     (c) make and revoke any election permitted the Partnership by any taxing authority;

                     (d) borrow money for Partnership purposes and as security therefor to mortgage, pledge, hypothecate or encumber all or any part of the Property or other assets of the Partnership, and to repay, prepay, refinance, increase, modify, recast, consolidate or extend, in whole or in part, all such loans and indebtedness, as and when it shall see fit and enter into any loan agreements, notes, mortgages, financing statements, assignment of rents, guarantees, letters of credit, or other documents, agreements, security arrangements or other arrangements in connection therewith;

                     (e) acquire rights, title or interests in, manage, maintain and improve all or any portion of the Property consistent with the purposes of the Partnership;

                     (f) do all acts it deems necessary, appropriate, incidental or convenient for the operation, development, management, disposition, improvement, protection or preservation of the Partnership business;

                     (g) obtain and keep in force such forms of insurance in such amounts, and upon such terms and with such carriers, as it shall determine;

                     (h) employ, engage or contract with persons for the operation, development, management, disposition, improvement, protection or presentation of the Partnership business, including but not limited to, land managers, construction managers, property managers, casino managers, riverboat operators, appraisers, consulting engineers, architects, contractors, developers, agents, insurance brokers, real estate brokers, leasing agents, loan brokers, accountants and attorneys, on such terms, for such compensation and pursuant to any such contracts or agreements as the General Partner shall determine;

                     (i) establish reserve funds for Partnership purposes from revenues derived from Partnership operations or from financing, refinancing, sales or other dispositions of the Property or any of the Partnership assets;

                     (j) enter into agreements, options or any other arrangements for the lease, sale, exchange or other disposition of all or any portion of the Property or any of the Partnership assets, notwithstanding that such activity may constitute a sale or disposition of all or substantially all of the assets of the Partnership, it being agreed that such a sale or disposition shall not be deemed to constitute an act which would make it impossible to carry on the ordinary business of the Partnership;

                     (k) execute, acknowledge, deliver and perform any and all deeds, agreements, documents and instruments to effectuate the foregoing;

                    (l) obtain and maintain all necessary permits, licenses, rezoning, variances, consents, approvals or entitlements from any Port Authorities, the U.S. Army Corp of Engineers, the Illinois Gaming Board, the City of Joliet, Illinois, the County of Will, the State of Illinois or any other federal, state, county or municipal authority or any governmental or quasi-governmental entity necessary for the development and use of the Property in connection with the Project;

                    (m) develop and improve shore facilities, acquire and renovate vessels, appear before the Illinois Gaming Board or other governmental authorities and manage and control the relationship of the Partnership with such governmental authorities, and commission and obtain environmental, wetlands, engineering and other reports and studies;

                     (n) execute, acknowledge, deliver and perform a Construction Contract with Service Marine Industries, Inc. or any other contractor for construction of a vessel as General Partner shall determine, and a Development Agreement with The City of Joliet, each on terms and conditions it deems appropriate;

                     (o) execute, acknowledge, deliver and perform a Management Agreement with the General Partner or any of its Affiliates on the terms and conditions set forth on the term sheet attached hereto as Exhibit C,
                                                                   ---------
     which agreement the Partners hereby agree complies with the provisions of
     Section 5.06 hereof, and the Limited Partner hereby acknowledges its understanding that said Management Agreement will be between the Partnership with the General Partner acting on behalf of the Partnership, as Owner, and the General Partner or its Affiliate, as Manager, and the Limited Partner hereby expressly acknowledges and agrees that the General Partner, on behalf of the Partnership, as Owner under such Management Agreement, shall have the sole authority, in its discretion, to (defined terms used in the following items shall have the meanings specified in said Management Agreement):

               (1)   approve any Pre-Opening Budget;

               (2)   approve any Pre-Opening Program;

               (3) approve any plans and specifications in connection with the construction and renovation of the Building or the Vessel;

               (4) inspect and approve for occupancy or use the Building or the Vessel;

               (5)   incur and approve Capital Expenditures;

               (6)   approve any Annual Plan;

               (7)   exercise any right of first offer under the Management

                     Agreement;

               (8) declare or waive any Event of Default under the Management Agreement and exercise or forebear from exercising any remedy to which the Partnership, as Owner, is entitled under the Management Agreement;

               (9) submit to arbitration any dispute arising under the Management Agreement;

               (10) enter any agreement with the Manager to amend or modify the Management Agreement; or

               (11) perform any other action, give any consent, or approval or exercise any other right on behalf of the Partnership, as Owner, under the Management Agreement.

                     (p) admit additional general and limited partners of the Partnership on such terms and conditions as the General Partner shall determine; provided, however, that (1) if the General Partner shall admit
                --------  -------
     an additional general partner who is not an Affiliate of the General Partner, then the General Partner shall give notice to the Limited Partner of such impending admission no less than thirty (30) days prior to such admission, and the Limited Partner shall have the right, for a period of thirty (30) days after the date of such notice, to notify the General Partner in writing of its objection to such admission and require the General Partner to exercise the remedies set forth in either Section 8.01(c) or Section 8.01(d) hereof, at the sole election of the General Partner and (2) the General Partner's right to admit additional limited partners, other than in the case of a transfer of any interest of the Limited Partner or the General Partner, shall be limited to admitting additional limited partners which limited partners' aggregate Percentage Share does not exceed fifty percent (50%), and any such admission of additional limited partners shall ratably reduce the Percentage Shares of existing partners. For the purposes of any exercise of remedies pursuant to this Section 5.01(p), (i) the Limited Partner shall be deemed the Defaulting Partner, and (ii) the Appraisal Buyout Price (as defined in
     Section 8.05(b) hereof) shall be calculated by using one hundred percent (100%) of the Appraised Value (as defined in Section 9.03 hereof).

Any and all of the foregoing powers of the General Partner as set forth in this
Section 5.01 shall be exercised in the sole determination of the General Partner, and the Limited Partner shall have no right to approve, veto or vote on any such decision.

     5.02      Limitation on Authority of the General Partner.  The General
               ----------------------------------------------
Partner shall have no authority without the prior written consent of the Limited Partner to:

                     (a)  do any act in contravention of this Agreement;

                     (b) do any act which would make it impossible to carry on the ordinary business of the Partnership (it being expressly understood that the General Partner may consummate a sale, financing, or other disposition of all or any portion of the assets of the Partnership, including the Property, without obtaining the prior consent or approval of the Limited Partner and that such action is not inconsistent with this Subsection 5.02(b));

                     (c) possess Partnership property or assign the rights of the Partnership in specific Partnership assets for other than a Partnership purpose;

                     (d) on behalf of the Partnership, become a surety or guarantor of, or an accommodation party to, an obligation of any other person, except as may be necessary in connection with the development, financing, refinancing, operation or sale or other disposition of the Property or any of the Partnership assets; or

                     (e) assign the Partnership assets in trust for creditors or on the assignee's promise to pay the debts of the Partnership.

     5.03  Delegation of Authority.  The General Partner may delegate any of its
           -----------------------
powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any person for the transaction of the business of the Partnership, which person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.
Any delegation of powers, rights or obligations pursuant to this Section 5.03 shall at all times be subject to the supervision of the General Partner.

     5.04      Compensation.   The General Partner shall receive no compensation
               ------------
for its activities as General Partner, except as otherwise authorized in Section
5.06 hereof; provided that nothing herein shall restrict reimbursement to the General Partner of any costs or expense incurred by it in connection with the Partnership.

     5.05      Extent of Management Duties.  The General Partner and its
               ---------------------------
officers and directors, shall not be required to devote their full time to the management of the Partnership business, and the General Partner and its officers and directors, shall devote only such time to the Partnership business as they, in their sole discretion, shall deem to be necessary to manage and supervise the Partnership business and affairs in an efficient manner; but nothing in this Agreement shall preclude the employment, at the expense of the Partnership, of any agent or third party manager to manage or provide other services in respect of the Partnership assets, subject to the supervision by the General Partner of any such agent or party.

     5.06      Transactions with Related Parties
               ---------------------------------

               (a) The General Partner may engage the individual services of any Partner (including the General Partner), or any Affiliate of a Partner, and nothing in this Agreement shall preclude the payment as a Partnership expense to such Partner or Affiliate of compensation for such services rendered; provided,
                                                                      --------
however, that any such compensation, fee, commission or other payment shall not
- -------
exceed the rates generally charged by others for similar services.

               (b) Except as herein provided or as permitted under Section 5.06(a) hereof, no Partner shall receive any fee or other compensation for its services to the Partnership; provided that the Partnership shall reimburse the General Partner for all reasonable out-of-pocket expenses authorized by the General Partner and incurred by the General Partner on behalf of the Partnership in connection with the business and affairs of the Partnership, including, without limitation, all legal, accounting, travel, lodging, telephone, third party consulting charges and other similar expenses.

     5.07      Liability for Acts and Omissions
               --------------------------------

               (a) To the fullest extent permitted by applicable law, the General Partner, any Affiliate of the General Partner, and any agents, officers, directors, stockholders and employees of the General Partner or such Affiliate (each an "Indemnified Person") shall not be liable, responsible or accountable in damages or otherwise to the Partnership, or to any of the Partners, for any act or omission performed or omitted by them in good faith on behalf of the Partnership and in a manner reasonably believed by them to be within the scope of their authority and in the best interests of the Partnership; provided,
                                                                 --------
however, that this exculpation shall not apply to acts or omissions which are
- -------
determined, by final decision of a court of competent jurisdiction, to constitute either fraud, bad faith, gross negligence, or wilful misconduct.

               (b) To the fullest extent permitted by law, the Partnership, its receiver or its trustee, shall indemnify and hold harmless each Indemnified Person from and against any and all loss, cost, damage, expense or liability, including, without limitation, fees and expenses of attorneys and other experts and advisors and any and all court costs incurred by them or any of them, which relate to or arise out of the Partnership, the Property, the Project or the Partnership's business or affairs, regardless of whether such Indemnified Person continues to be the General Partner, any Affiliate of the General Partner, and any agents, officers, directors, stockholders and employees of the General Partner or such Affiliate at the time any such liability or expense is paid or incurred, if the Indemnified Person's conduct did not constitute fraud, bad faith, gross negligence or willful misconduct.

               (c) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, any Indemnified Person acting under this Agreement or otherwise shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnified Person.

               (d) Whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its "sole discretion" or "discretion," or under a similar grant of authority or latitude, the General Partner shall make such decision in good faith considering only the best interests of the Partnership and shall have no duty or obligation to give any consideration to any interest of or factors affecting any Limited Partner, or (ii) in its "good faith" or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or by law or any other agreement contemplated herein. Any agreement made in good faith by the General Partner shall be binding on the Partners and the Partnership. The Limited Partner hereby agrees that any standard of care or duty imposed in this Agreement or any other agreement contemplated herein or under the Act or any other applicable law, rule or regulations shall be modified, waived or limited in each case as required to permit the General Partner to act under this Agreement or any other agreement contemplated herein and to make any decision pursuant to the authority prescribed in this Agreement so long as such action or decision does not constitute wilful misconduct and is reasonably believed by the General Partner to be consistent with the overall purposes of the Partnership.

     5.08      Right to Rely Upon the Authority of the General Partner.  Persons
               -------------------------------------------------------
dealing with the Partnership may rely upon the representation of the General Partner that it has the authority to make any commitment or undertaking on behalf of the Partnership. No person dealing with the General Partner shall be required to ascertain its authority to make any such commitment or undertaking, or any other fact or circumstance bearing upon the existence of its authority. In no event shall any person dealing with the General Partner, with respect to any of the Partnership assets, be obligated to see to the application of any purchase money, rent or money borrowed or advanced thereon, or be obligated to see that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expediency of any act or action of such General Partner, and every contract, agreement, deed, mortgage, lease, promissory note or other instrument or document executed by the General Partner, with respect to any of the Partnership's assets, shall be conclusive evidence in favor of any and every person relying thereon or claiming thereunder that (a) at the time or times of the execution and/or delivery thereof, the Partnership was in full force and effect, (b) such instrument or document was duly executed and authorized and is binding upon the Partnership and all of the Partners and (c) the General Partner executing and delivering the same was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

     5.09      Continuing Liability.  In the event that the General Partner
               --------------------
withdraws from the Partnership, or sells, transfers or assigns its entire partnership interest, the General Partner shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after such time, and unless the General Partner's successor assumes the obligations and liabilities incurred by the General Partner prior to such date, the General Partner shall remain liable for all such obligations and liabilities incurred by it as General Partner prior to the effective date of such occurrence.

     5.10      Effect of Bankruptcy of the General Partner.  None of the events
               -------------------------------------------
described in Section 17-402(a)(4) or (5) of the Act with respect to the General Partner shall cause the General Partner to cease to be a general partner of the Partnership or the dissolution of the Partnership, and the business of the Partnership shall continue. Upon the occurrence of any of the events described in Section 17-402(a)(4) or (5) of the Act with respect to the General Partner, the Limited Partner at its option by written notice to the General Partner may assume all rights of the General Partner for the purpose of managing the affairs of the Partnership or designate a successor General Partner to replace the General Partner.

     5.11      Transfer of General Partnership Interest; Right of First Refusal
               ----------------------------------------------------------------

               (a) If the General Partner desires to sell, assign or otherwise transfer its Partnership interest to a person or entity (other than an Affiliate of the General Partner), it shall not sell, assign or otherwise transfer its Partnership interest to any person, or other entity not then a Partner (other than an Affiliate of the General Partner), until such Partnership interest is first offered for sale to the Limited Partner. Such first refusal offer to the Limited Partner shall be made in writing setting forth all of the terms and conditions on which the General Partner proposes to sell its Partnership interest (whether or not the General Partner has received a bona fide offer for the purchase of its Partnership interest) and shall state the name of the prospective purchasers, if any, who have indicated a willingness to purchase on such terms and conditions. Said terms and conditions shall include at a minimum the purchase price, timing, method of payment and financing terms, if any. The Limited Partner shall then have a first refusal right for fifteen (15) days after the date of the receipt of such first refusal offer to elect to acquire the General Partner's Partnership interest upon the same terms and conditions as those set forth in such first refusal offer.

               (b) For the purposes of this Section 5.11, the General Partner may grant to a prospective purchaser an option or contingent contract to purchase its Partnership interest without offering to grant the Limited Partner a similar option or contingent contract and without making a first refusal offer pursuant to this Section 5.11 to the Limited Partner, but the Partnership interest may not be sold to such prospective purchaser, pursuant to the exercise of such option or contingent contract or otherwise unless such Partnership interest is first offered to the Limited Partner pursuant to a first refusal offer under this Section 5.11.

               (c) If the Limited Partner shall not exercise the right to acquire the General Partner's Partnership interest by notifying the General Partner of its election to do so within fifteen (15) days of such offer, accepting a conveyance of the Partnership interest and making payment therefor within such period on the above terms, the General Partner may, within a period of six (6) months from the date of such first refusal offer, either (i) dispose of the Partnership interest upon terms and conditions no more favorable to the prospective purchaser than those set forth in such first refusal offer, or (ii) arrange for the sale of both its interest and the Limited Partner's interest in the Partnership on such terms and conditions as it deems acceptable, and the Limited Partner hereby agrees to dispose of its entire Partnership interest to the prospective purchaser on such terms and conditions. The proceeds from such sale of all of the Partnership interest shall be distributed in accordance with
Article 12 hereof.

               (d) If during the six (6) month period from the date of such first refusal offer the General Partner receives an offer for its Partnership interest from a prospective purchaser on terms less favorable to the General Partner than the terms specified in such first refusal offer, prior to accepting such offer the General Partner shall give notice (the "Subsequent Offer") to the Limited Partner and specify that the General Partner is willing to sell its Partnership interest on such terms. The Limited Partner shall have the right for a period of fifteen (15) days after the Subsequent Offer to elect to purchase the Partnership interest of the General Partner, on the terms less favorable to the General Partner than the terms specified in the Subsequent Offer. If the Limited Partner shall not exercise the right to acquire the General Partner's Partnership interest by notifying the General Partner of its election to do so within fifteen (15) days thereafter, accepting a conveyance of the Partnership interest and making payment therefor within such period on the terms set forth in the Subsequent Offer, such Partnership interest may be disposed of by the General Partner to a prospective purchaser upon terms and conditions no more favorable to such prospective purchaser than those set forth in the Subsequent Offer. The General Partner may reinstitute the procedure set forth in this Section 5.11(d) if no disposition is made within the six (6) month period.

               (e)   In the event that the General Partner, pursuant to this
Section 5.11, transfers all or a portion of its interest in the Partnership as a general partner of the Partnership to another Person (a "Transferee"), the admission to the Partnership of the Transferee as a successor or additional General Partner, as the case may be, shall be conditioned upon the receipt by the General Partner of the following: (1) the successor or additional General Partner's agreement in writing to be bound by all of the terms of this Agreement, including acting as a General Partner hereunder, (2) such other documents or instruments as may be required in order to effect its admission as a General Partner under this Agreement and applicable law, and (3) the Transferee expressly assumes all of the obligations of this Agreement, including without limitation, those in this Section 5.11. In the event the transfer by the General Partner is of its entire interest in the Partnership as a general partner of the Partnership, upon satisfaction of the conditions set forth in items (1), (2) and (3) above, the admission of the Transferee to the Partnership as a successor General Partner shall occur, and for all purposes shall be deemed to have occurred, immediately prior to the transfer by the General Partner of its interest in the Partnership. Upon a transfer by the General Partner of its entire interest in the Partnership, the General Partner shall cease to be a general partner of the Partnership and the successor General Partner shall continue, and is hereby authorized to continue, the business of the Partnership without dissolution. In the event that the General Partner, pursuant to this
Section 5.11, transfers a portion of its interest in the Partnership as a general partner of the Partnership to a Transferee, the admission of the Transferee to the Partnership as an additional General Partner shall occur upon satisfaction of the conditions set forth in items (1), (2) and (3) above. In accordance with the Act, upon the admission of a successor or additional General Partner to the Partnership as set forth above, an appropriate amendment to the Certificate of Limited Partnership of the Partnership shall be filed with the Secretary of State of the State of Delaware.

               (f) For purposes of this Section, such terms and conditions of the prospective purchaser's offer will be considered more favorable to such prospective purchaser if the present value of the purchase price in such offer (discounted at a rate of fifteen percent (15%)) is less than the present value of the purchase price in such first refusal offer.

     5.12  Right to Own Limited Partnership Interest.  Nothing herein shall
           -----------------------------------------
prevent the General Partner or an officer, shareholder, director or Affiliate of the General Partner from owning any limited partner interest herein, and to the extent of such ownership, said officer, shareholder or director shall not be deemed to be a General Partner and shall be considered as a Limited Partner and shall be governed by all of the rights, privileges, duties and responsibilities attendant upon said limited partner interest.

                                    ARTICLE 6
                                    ---------

                                 LIMITED PARTNER
                                 ---------------

     6.01      Limitation on Liability of Limited Partners.  The Limited Partner
               -------------------------------------------
shall not be liable for the debts, liabilities, contracts or any other obligations of the Partnership in excess of its contribution to the capital of the Partnership (which has not been previously returned to it), its obligations to make other payments provided for in this Agreement, and its share of the Partnership's assets and undistributed profits (subject to the obligation of a Limited Partner to repay any funds wrongfully distributed to it). The Limited Partner shall be liable to make its Capital Contributions as and when required pursuant to Section 3.01(c) hereof or otherwise under the terms of this Agreement, and to contribute any negative balance in its Capital Account when and as required hereby. The Limited Partner shall not be required to lend any funds to the Partnership.

     6.02      Management of the Partnership.  The Limited Partner shall not
               -----------------------------
take part in the management or control of the business of the Partnership, nor transact any business in the name of the Partnership, nor shall have any right or authority to act for or bind the Partnership, except as shall be expressly required pursuant to this Agreement.

     6.03      Power of Attorney.  The Limited Partner, by execution hereof,
               -----------------
hereby irrevocably constitutes and appoints the General Partner with full power of substitution as its true and lawful attorney-in-fact, in its name, place and stead to make, execute, sign, acknowledge, swear to, record and file, on behalf of the Limited Partner and on behalf of the Partnership, the following:

                     (a) the Partnership's Certificate of Limited Partnership, a certificate of doing business under an assumed name, and any other certificates or instruments which may be required to be filed by the Partnership or the Partners under applicable law;

                     (b) a certificate of cancellation of the Partnership and such other instruments or documents as may be deemed necessary or desirable by said attorney upon the dissolution and winding up of the affairs of the Partnership;

                     (c) any and all amendments of the instruments described in Subsections (a) and (b) above and amendments to this Agreement, provided such amendments are either required by law to be filed, permitted to be made by the General Partner pursuant to Section 10.06 hereof or have been authorized by the Partners;

                     (d) any and all notes, security agreements, mortgages and UCC-1 financing statements, as may be necessary to grant and perfect a security interest in the Defaulting Partner's Partnership interest to secure any Default Loan made by a Nondefaulting Partner pursuant to Section 8.04(a) hereof; and

                     (e) any and all such other instruments as may be deemed necessary or desirable by said attorney to carry out fully the provisions hereof in accordance with its terms.

     The foregoing appointments and grants of authority (i) are special powers of attorney, coupled with an interest, (ii) shall survive the death, bankruptcy, dissolution, or adjudication of incompetency of the Limited Partner and (iii) may be exercised by the General Partner for the Limited Partner by a facsimile signature of the General Partner. Pursuant to the power of attorney granted by the Limited Partner to the General Partner as hereinabove described, the Limited Partner authorizes said attorney to take any further action which said attorney shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the foregoing as fully as the Limited Partner might or could do if personally present, and hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof.

     6.04      Representations
               ---------------

               (a) No registration statement relating to the limited partnership interests in the Partnership or otherwise, has been or shall be filed with the United States Securities and Exchange Commission under the federal Securities Act of 1933, as amended, or the securities laws of any state.

               (b) The Limited Partner represents and warrants to the General Partner and to the Partnership that:

                     (i) The Limited Partner has the power and authority to execute and comply with the terms and provisions hereof;

                     (ii) The Limited Partner's Partnership interest has been or will be acquired solely by and for the account of the Limited Partner for investment purposes only and is not being purchased for, or with a view to, subdivision, fractionalization, resale or distribution; except as provided in this Agreement, the Limited Partner has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Limited Partner's Partnership interest (or any part thereof); and the Limited Partner has no present plans or intentions to enter into any such contract, undertaking or arrangement; and agrees not to sell, hypothecate or otherwise dispose of all or any part of its partnership interest;

                     (iii) The Limited Partner's partnership interest has not and will not be registered under the federal Securities Act of 1933, as amended, and cannot be sold or transferred without compliance with the registration provisions of said Act or compliance with exemptions, if any, available thereunder. The Limited Partner understands that neither the Partnership nor its General Partner have any obligation or intention to register the partnership interests under any federal or state securities act or law, or to file the reports to make public the information required by Rule 144 under the Securities Act of 1933, as amended;

                     (iv) The Limited Partner represents that: (A) the Limited Partner has knowledge and experience in financial and business matters in general, and in investments of the type made by the Partnership in particular; (B) the Limited Partner is capable of evaluating the merits and risks of an investment in the Partnership; (C) the Limited Partner's financial condition is such that the Limited Partner has no need for liquidity with respect to the Limited Partner's investment in the Partnership to satisfy any existing or contemplated undertaking or indebtedness; (D) the Limited Partner is able to bear the economic risk of the Limited Partner's investment in the Partnership for an indefinite period of time, including the risk of losing all of such investment, and loss of such investment would not materially adversely affect the Limited Partner; (E) the Limited Partner has either secured independent tax advice with respect to the investment in the Partnership, upon which the Limited Partner is solely relying, or the Limited Partner is sufficiently familiar with the income taxation of partnerships that the Limited Partner has deemed such independent advice unnecessary;

                     (v) The Limited Partner acknowledges that it has received or has access to all material information and documents with respect to the Partnership and has had an opportunity to ask questions and receive answers thereto and to verify and clarify any information available to the General Partner;

                     (vi) The Limited Partner has relied solely upon independent investigation made by the Limited Partner, and not on any statements, actions or representations of the General Partner or any Affiliate of the General Partner, in making the decision to acquire the

     Limited Partner's partnership interest; and

                     (vii) The Limited Partner acknowledges that: (A) no federal or state agency has reviewed or passed upon the adequacy or accuracy of the information set forth in the documents submitted to the Limited Partner or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of an investment in the Partnership; (B) there are restrictions on the transferability of the Limited Partner's interest hereunder; (C) there will be no public market for the Limited Partner's partnership interest, and, accordingly, it may not be possible for the Limited Partner to liquidate its investment in the Partnership; and (D) any anticipated federal or state income tax benefits applicable to the Limited Partner's partnership interest may be lost through changes in, or adverse interpretations of, existing laws and regulations.

                     (viii) The Limited Partner is the sole owner of DPDC, and DPDC and the Limited Partner, in connection with the investigation of DPDC by the Illinois Gaming Board, have been found suitable by the Illinois Gaming Board.

     6.05      Restriction on Transfer of Limited Partnership Interest; Right of
               -----------------------------------------------------------------
First Refusal
- -------------

               (a) Notwithstanding anything to the contrary contained herein, the Limited Partner may not sell, transfer or assign, in whole or in part, its partnership interest without first obtaining the General Partner's prior written consent, which consent may not be unreasonably withheld or denied.

               (b) If the Limited Partner desires to sell, assign or otherwise transfer its Partnership interest, it shall not sell, assign or otherwise transfer its Partnership interest to any person, or other entity not then a Partner, until such Partnership interest is first offered for sale to the General Partner. Such first refusal offer to the General Partner shall be made in writing setting forth all of the terms and conditions on which the Limited Partner proposes to sell its Partnership interest (whether or not the Limited Partner has received a bona fide offer for the purchase of its Partnership interest) and shall state the name of the prospective purchasers, if any, who have indicated a willingness to purchase on such terms and conditions. Said terms and conditions shall include at a minimum the purchase price, timing, method of payment and financing terms, if any. The General Partner shall then have a first refusal right for fifteen (15) days after the date of the receipt of such first refusal offer to elect to acquire the Limited Partner's Partnership interest upon the same terms and conditions as those set forth in such first refusal offer.

               (c) For the purposes of this Section 6.05 and subject to the provisions of Section 6.05(a) hereof, the Limited Partner may grant to a prospective purchaser an option or contingent contract (which such option or contingent contract expressly states that any sale thereunder is subject to the first refusal offer under this Section) to purchase its Partnership interest without offering to grant the General Partner a similar option or contingent contract and without making a first refusal offer pursuant to this Section 6.05 to the General Partner, but the Partnership interest may not be sold to such prospective purchaser, pursuant to the exercise of such option or contingent contract or otherwise unless such Partnership interest is first offered to the General Partner pursuant to a first refusal offer under this Section 6.05.

               (d) If the General Partner shall not exercise the right to acquire the Limited Partner's Partnership interest by notifying the Limited Partner of its election to do so within fifteen (15) days of such offer, accepting a conveyance of the Partnership interest and making payment therefor within such period on the above terms, such Partnership interest may and subject to the provisions of Section 6.05(a) hereof, within a period of six (6) months from the date of such first refusal offer, be disposed of by the Limited Partner upon terms and conditions no more favorable to the prospective purchaser than those set forth in such first refusal offer, but not otherwise.

               (e) If during the six (6) month period from the date of such first refusal offer the Limited Partner receives an offer for its Partnership interest from a prospective purchaser on terms less favorable to the Limited Partner than the terms specified in such first refusal offer, prior to accepting such offer the Limited Partner shall give notice (the "Subsequent Offer") to the General Partner and specify that the Limited Partner is willing to sell its Partnership interest on such terms. The General Partner shall have the right for a period of fifteen (15) days after the Subsequent Offer to elect to purchase the Partnership interest of the Limited Partner, on the terms specified in the Subsequent Offer. If the General Partner shall not exercise the right to acquire the Limited Partner's Partnership interest by notifying the Limited Partner of its election to do so within fifteen (15) days thereafter, accepting a conveyance of the Partnership interest and making payment therefor within such period on the terms set forth in the Subsequent Offer, such Partnership interest may be disposed of by the Limited Partner to a prospective purchaser upon terms and conditions no more favorable to the purchaser than those set forth in the Subsequent Offer. The Limited Partner may reinstitute the procedure set forth in this Section 6.05(e) if no disposition is made within the six (6) month period.

               (f) If, in accordance with this Section, the General Partner approves a transfer by the Limited Partner of a portion of its Partnership interest to another Person (an "Assignee"), such Assignee shall be admitted to the Partnership as a limited partner of the Partnership upon (1) its execution of a counterpart to this Agreement, (2) when such Assignee is listed as a Limited Partner of the Partnership on the books and records of the Partnership, and (3) the Assignee expressly assumes all of the obligations of this Agreement, including without limitation, those contained in this Section 6.05. In the event the transfer by the Limited Partner is of its entire interest in the Partnership as a limited partner of the Partnership, upon satisfaction of conditions (1), (2) and (3) above, the admission of the Assignee to the Partnership as a successor Limited Partner shall occur, and for all purposes shall be deemed to have occurred immediately prior to the transfer by the Limited Partner of its interest in the Partnership.

               (g) For purposes of this Section, such terms and conditions of the prospective purchaser's offer will be considered more favorable to such prospective purchaser if the present value of the purchase price in such offer (discounted at a rate of fifteen percent (15%)) is less than the present value of the purchase price in such first refusal offer.

     6.06      Disposition if No Gaming Qualification.  Affiliates of the
               --------------------------------------
General Partner own and operate or will own and operate casino gaming facilities in the states of Nevada and New Jersey, and other jurisdictions, which are subject to extensive state and local regulation. The Partnership and the Partners will be subject to gaming laws and regulations in the State of Illinois. If in the sole judgment and discretion of the General Partner (without regard for the interests of the Partnership or the Limited Partner) the status of the Limited Partner or any Affiliate of the Limited Partner as they may be associated with the General Partner may result in a disciplinary action or the loss of or inability to reinstate any registration, application or license or any rights or entitlements held by the Partnership, the General Partner or any Affiliate of the General Partner under any state or local gaming laws, or if the Limited Partner or any Affiliate of the Limited Partner fails to remain qualified in Illinois or is required to qualify or be found suitable under any other state or local gaming laws under which the General Partner, the Partnership or any Affiliate of the General Partner is licensed, registered, qualified or found suitable, and the Limited Partner or any Affiliate of the Limited Partner does not so qualify (at its own expense), then (i) the General Partner shall deliver written notice of the foregoing to the Limited Partner, and (ii) if in the sole judgment and discretion of the General Partner (without regard for the interests of the Partnership or the Limited Partner) the foregoing is either not curable within ten (10) days or less from the date of such notice, or if curable within such time period the Limited Partner does not effect such cure within such time period, then the Limited Partner shall be deemed to be in default in accordance with paragraph (e) of Article 7 hereof and the General Partner shall be deemed the Nondefaulting Partner under Section 8.01 hereof and be entitled, in its sole discretion (without regard for the interest of the Partnership or the Limited Partner), to exercise the remedies in Section 8.01(b) hereof or Section 8.01(c) hereof (subject to applicable gaming regulations); provided, however, that for purposes of any exercise of remedies
              --------  -------
pursuant to this Section 6.06 the Appraisal Buyout Price (as defined in Section 8.05(b) hereof) shall be calculated by using One Hundred percent (100%) of the Appraised Value (as defined in Section 9.03 hereof), and shall be subject to applicable gaming regulations.

     6.07      Effect of Bankruptcy, Death or Incompetency of Limited Partner.
               --------------------------------------------------------------
The Limited Partner shall have no right to withdraw, retire or resign from the Partnership. The bankruptcy, dissolution, death or adjudication of incompetency of the Limited Partner shall not in and of itself cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue. Upon any such occurrence, the trustee, receiver, executor, administrator, committee, guardian or conservator of the Limited Partner shall have all the rights of the Limited Partner for the purpose of settling or managing their estate or property.

     6.08      Notices to Limited Partner.  Prior to entering into any of the
               --------------------------
following transactions, the General Partner agrees to give the Limited Partner written notice of the following:

               (a) execution by the Partnership of any contract, including without limitation any contract to borrow money, which by its express terms commits the Partnership to pay an amount in excess of One Million Dollars ($1,000,000);

               (b) entering into a binding agreement for any capital expenditure item which agreement by its express terms commits the Partnership to pay an amount in excess of One Million Dollars ($1,000,000);

               (c) prior to the commencement of each fiscal year, a copy of the Partnership's annual budget for the coming fiscal year; and

               (d) proposed action or undertaking by the Partnership which shall require an additional Capital Contribution by the Limited Partner in excess of One Million Dollars ($1,000,000).

     The General Partner further agrees that within fifteen (15) days of such notice the Limited Partner shall have the opportunity to call a meeting of the Partners in accordance with Section 10.05 hereof to discuss any such proposed action or undertaking of the Partnership. The Limited Partner acknowledges and agrees that the right of the Limited Partner to call such meeting and discuss the proposed action under this Section 6.08(d) shall in no way be construed as granting the Limited Partner any right to consent, approve or disapprove of the contemplated action or undertaking by the Partnership set forth in the notice provided for in this Section 6.08(d). The Limited Partner acknowledges and agrees that the General Partner, after such meeting with the Limited Partner, shall in its sole discretion (as set forth in Section 5.07(d)) decide what action shall be taken.

                                    ARTICLE 7
                                    ---------

                                EVENTS OF DEFAULT
                                -----------------

     It shall be an event of default (an "Event of Default") if any one or more of the following events shall occur:

               (a) the failure of either Partner to make any Capital Contributions when and as required by Section 3.01(c) hereof or otherwise hereunder;

               (b) the failure of either Partner to perform any of its obligations under this Agreement or the breach by either Partner of any of the other terms, conditions or covenants of this Agreement or the failure of any representation or warranty in this Agreement to be true in all material respects and a continuation of such failure or breach for more than thirty (30) days after written notice by the Nondefaulting Partner to the Defaulting Partner that such Defaulting Partner has failed to perform any of its obligations under, or has breached, this Agreement; provided, that no Event of Default shall exist hereunder if cure of such default has been commenced within such thirty (30) days and is thereafter diligently prosecuted;

               (c) a case or proceeding shall be commenced by either Partner seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization; an adjudication that either Partner is insolvent or bankrupt; the entry of an order for relief under the federal Bankruptcy Code with respect to either Partner; the filing of any such petition or the commencement of any such case or proceeding against either Partner, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing; the filing of an answer by either Partner admitting the allegations of any such petition; the appointment of a trustee, receiver or custodian for all or substantially all of the assets of either Partner unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment but not less than five (5) days before the proposed sale of any assets of either Partner; the insolvency of either Partner or the execution by either Partner of a general assignment for the benefit of creditors; the convening by either Partner of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; the failure of either Partner to pay its debts as they mature, or the failure generally of either Partner to pay its debts as they become due; the levy, attachment, execution or other seizure of the Project or other assets of the Partner or all or substantially all of the assets or the Partner's Partnership interest where such seizure is not discharged within thirty (30) days thereafter; or the admission by either Partner in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due;

               (d) the failure of either Partner to make payment on any purchase obligation or otherwise close any purchase arising under Section 8.03 hereof for a period of five (5) days after notice from the Partner to whom payment was due or to whom the interest in the Partnership is to be transferred.


               (e) after notice to the Limited Partner and expiration of the cure period (if applicable) provided in Section 6.06 hereof, the failure of the Limited Partner to remain qualified under the Illinois gaming laws and regulations to own and operate a casino gaming facility or the finding that the Limited Partner is unsuitable under any other state or local gaming laws under which the General Partner, the Partnership or any Affiliates of the General Partner are licensed, registered and qualified, or if, in the sole judgment and discretion of the General Partner (without regard for the interests of the Partnership or the Limited Partner), the status of the Limited Partner or any Affiliate of the Limited Partner as they may be associated with the General Partner might result in a disciplinary action or the loss of or inability to reinstate any registration, application or license or any rights or entitlements held by the Partnership, the General Partner or an Affiliate of the General Partner.

               (f) the failure of the Limited Partner to pay or perform under the Initial Capital Loan Documents.

               (g)   the death, incapacity or insanity of the Limited Partner.

                                    ARTICLE 8
                                    ---------

                                    REMEDIES
                                    --------

     8.01      Remedies.  In accordance with Section 8.02 hereof, upon the
               --------
occurrence of any Event of Default with respect to a Partner (the "Defaulting Partner") which shall not have been cured prior to an election by the other Partner (the "Nondefaulting Partner") under this Section 8.01, the Nondefaulting Partner may elect to do one or more of the following by written notice of such election to the Defaulting Partner:

               (a) advance money to the Defaulting Partner and exercise the rights as provided in Section 8.04 hereof;

               (b) wind up the affairs of, and dissolve, the Partnership, or sell the Property and any other assets of the Partnership; as provided in
Section 12.01 hereof, with the proceeds of such liquidation to be applied as provided in Section 12.03 hereof;

               (c) purchase the Defaulting Partner's Partnership interest as provided in Section 8.05 hereof;

               (d)   exercise the buy/sell as provided in Section 8.03 hereof;

               (e) enforce any covenant by the Defaulting Partner to advance money (including, without limitation, any contributions required pursuant to Section 3.01(c) hereof and the contribution of a negative Capital Account balance) or to take or forbear from any other action hereunder;

               (f)   pursue any other remedy permitted at law or in equity;

     8.02      Choice of Remedies.  The election to pursue any other remedies at
               ------------------
law or in equity pursuant to Section 8.01 hereof may be made alone or in combination with any other remedies. Nothing contained herein shall limit any rights to sue a Defaulting Partner for amounts owing to the Partnership hereunder, or for any other breach of this Agreement.

     8.03      Buy and Sell
               ------------

               (a) If an Event of Default occurs, the Nondefaulting Partner (the "Offeror") may by written notice establish a gross sales price for the Partnership ("Partnership Price"), which shall be the price to be used in the calculation procedures set forth in Section 8.03(b) hereof. Any offer made pursuant to this Section 8.03(a) shall be the "Offer" and any notice of an Offer shall be a "Notice." The Offeror shall prepare the Notice which shall (i) state the Partnership Price, and (ii) summarize in reasonable detail the calculations described in Section 8.03(b) hereof which determine the terms on which the Offeror would be willing either (x) to purchase from the other Partner (the "Offeree") the Offeree's partnership interest or (y) to sell to the Offeree the Offeror's partnership interest, and (iii) state the liabilities to be assumed pursuant to Section 8.03(d) hereof. If the Offeror shall become a Defaulting Partner at any time after making an Offer, the buy/sell initiated pursuant to such Offer shall terminate.

               (b) The prices payable to the Offeror or Offeree, as the case may be, shall be determined as follows: (i) first, the Offeror shall designate a Partnership Price as the basis for the further calculations to be made pursuant to this Section 8.03(b); (ii) second, the Partnership Price shall be treated as hypothetical proceeds of liquidation pursuant to Section 12.03 hereof, and the portions of such hypothetical proceeds which would be respectively distributed to each Partner under Section 12.03 hereof (assuming that all debts and liabilities of the Partnership to third parties shall be paid from such hypothetical proceeds or assumed by the purchasing Partner) shall be calculated, and (iii) third, (a) the portion so calculated of such hypothetical proceeds that the Offeror would receive for its Partnership interest (including or less any amounts as are payable to such Partner in respect of Default Loans pursuant to Section 8.04(d) hereof) shall be defined as the Offeror's "Net Partnership Price", and (b) the portion so calculated of such hypothetical proceeds that the Offeree would receive for its interest in the Partnership (including or less any amounts as are payable to such Partner in respect of Default Loans pursuant to
Section 8.04(d) hereof) shall be defined as the Offeree's "Net Partnership
Price."

               (c) From the date the Notice is given, the Offeree shall have thirty (30) days to notify the Offeror of its election either to purchase the Offeror's partnership interest or sell its own partnership interest at the prices so offered.

                     (1) If the Offeree determines to purchase the Offeror's partnership interest, the Offeree shall serve written notice of such election specifying a closing date for such purchase not more than ninety (90) days from the date of such notice of election (including the escrow period) within which it must purchase the partnership interest of the Offeror at the Offeror's Net Partnership Price as calculated above.

                     (2) If the Offeree determines to sell its partnership interest, it shall give written notice of such election to the Offeror, who shall, within ten (10) days of the Offeree's election, designate a closing date for such sale not more than ninety (90) days thereafter and shall purchase the Offeree's partnership interest at the Offeree's Net Partnership Price as calculated above.

                     (3) If the Offeree does not elect either to buy or sell within the thirty (30) day period referred to above, the Offeror may elect to buy the Offeree's partnership interest and the Offeror shall have the ten (10) days following expiration of such thirty (30) day period in which to designate a closing date for such purchase not more than one hundred twenty (120) days from the date of such deemed election.

               (d)   The closing of the purchase and sale contemplated by
Section 8.03(c) hereof shall occur at a specific time and place designated by the buying Partner and at the time for closing designated in accordance with
Section 8.03(c) hereof. The Partners understand and agree that, under certain circumstances, the Net Partnership Price applicable to a Partner may be less than zero (0) and require a reimbursement from the selling Partner to the buying Partner rather than a payment from the buying Partner to the selling Partner (as, for example, in the case where the selling Partner has a Capital Account with a negative balance). The Net Partnership Price for any purchase and sale pursuant to Section 8.03(c) hereof shall be paid in cash at the closing. At the closing of the purchase of a partnership interest pursuant to this Section 8.03(d), the Partnership and the buying Partner shall, and do hereby, save, protect, defend, indemnify, and hold harmless the selling Partner from all debts and liabilities owed by the Partnership to third parties. Costs of any sale of a partnership interest, including recording fees, escrow costs, if any, and other fees (but not attorneys' fees) shall be divided equally between the Partners. A Partner selling its interest in the Partnership pursuant to Section 8.03(c) hereof shall deliver all appropriate documents of transfer at closing and shall convey its Partnership interest to the buying Partner, or its nominee, free and clear of all liens, claims, encumbrances or other charges of any kind whatsoever. In the event the Partnership interest is conveyed to a nominee of the buying Partner, the admission of such nominee to the Partnership as a successor to the selling Partner shall occur, and for all purposes shall be deemed to have occurred immediately prior to the transfer by the selling Partner of its Partnership interest. From and after the closing of any such sale of a partnership interest, the selling Partner shall have no further interest in the assets, profits or management of the Partnership and shall not be responsible for any of its obligations or losses except for uninsured tort claims by third parties arising out of incidents which occurred prior to the closing, and all obligations of the Partnership to the selling Partner, including all capital accounts, loans and advances, shall be deemed satisfied and discharged.

               (e) If the buying Partner shall fail to close a purchase pursuant to Section 8.03(d) hereof, the selling Partner may, in addition to any other rights hereunder, elect to purchase the buying Partner's partnership interest at the Net Partnership Price which would otherwise have been payable to the buying Partner pursuant to Section 8.03(b) hereof.

     8.04      Advances; Buy-Down
               ------------------

               (a) If the Defaulting Partner shall have failed to make any Capital Contribution or to pay any other amount as required under this Agree-ment, the Nondefaulting Partner may advance to the Partnership on behalf of the Defaulting Partner the amount of such delinquency, with each such advance to be treated as a loan by the Nondefaulting Partner to the Defaulting Partner (a "Default Loan"). Each separate advance by a Nondefaulting Partner shall be a separate Default Loan. The amount of each such advance shall be credited to the Defaulting Partner's Capital Account. Each Default Loan shall be (i) secured by the Defaulting Partner's interest in the Partnership, (ii) payable on demand, and (iii) bear interest, payable monthly, at a rate equal to the lower of (x) the then Prime Rate plus three percent (3%) or (y) the maximum rate permitted under applicable law, from the date of such Default Loan to the earlier of the date of payment in full by the Defaulting Partner or the date of the Nonde-faulting Partner's exercise of its rights pursuant to Sections 8.04(b) or 8.04(c) hereof. The Defaulting Partner hereby grants the Nondefaulting Partner a security interest in its Partnership interest and all proceeds thereof to secure any Default Loans made by the Nondefaulting Partner to the Defaulting Partner. The Nondefaulting Partner shall give written notice to the Defaulting Partner of the making of any such Default Loan, and the Defaulting Partner shall have one hundred twenty (120) days thereafter within which to repay the Nondefaulting Partner the amount of such Default Loan. Any interest paid on such Default Loan shall be paid directly to the Nondefaulting Partner and shall not affect either the Nondefaulting Partner's or the Defaulting Partner's Capital Account. Upon the payment in full of the principal of and all accrued interest on a Default Loan within such one hundred twenty (120) day period or pursuant to Sections 8.04(b) or 8.04(c) hereof, the Defaulting Partner's default, with respect to which a Default Loan was made, shall be deemed cured. The making of a Default Loan shall not be deemed to cure a default with respect to which a Default Loan has been made, and such cure may be made only in the manner set forth in the immediately preceding sentence or in Sections 8.04(b), 8.04(c) and 8.04(d) hereof. Any Default Loan made pursuant hereto shall be made to the Limited Partner, and guaranteed by the spouse of the Limited Partner pursuant to the Guarantee attached hereto, with full recourse to the assets of the Limited Partner and the spouse of the Limited Partner.

               (b) If the Defaulting Partner fails to repay the Nondefaulting Partner with respect to any one or more Default Loans within the one hundred twenty (120) day period referred to in Section 8.04(a) hereof, the Nondefaulting Partner may, at any time after the expiration of such one hundred twenty (120) day period and before the repayment of such Default Loan or Default Loans by the Defaulting Partner (including a repayment pursuant to Section 8.04(c) hereof), elect, by one hundred twenty (120) days prior written notice (the "Conversion Notice") with respect to any one or more Default Loans to the Defaulting Partner, to increase the Nondefaulting Partner's Percentage Share and decrease the Defaulting Partner's Percentage Share as of the date of and immediately following the date thirty (30) days following the Conversion Notice. If a Defaulting Partner has not repaid the Default Loan or Default Loans specified in the Conversion Notice within said thirty (30) days, the Nondefaulting Partner may elect to increase its Percentage Share (but not to exceed One Hundred percent (100%)) to equal a percentage derived from a fraction the numerator of which equals the Adjusted Capital Contribution (as defined below) of the Nondefaulting Partner and the denominator of which equals the aggregate sum of both Partners' Capital Contributions. The Defaulting Partner's Percentage Share shall be correspondingly decreased so that it shall be equal to One Hundred percent (100%) minus the Nondefaulting Partner's Percentage Share as increased in accordance with the preceding sentence. "Adjusted Capital Contribution" shall mean the sum of all Capital Contributions, not including the Contribution representing the Default Loan, actually made by the Nondefaulting Partner as of the time of the recalculation plus an amount equal to One Hundred and Twenty percent (120%) of the sum of all Default Loans which the Nondefaulting Partner has made to the Defaulting Partner with respect to which such adjustments were made. The parties acknowledge that in the event this remedy is exercised, additional Capital Contributions will be of critical value to the Partnership, and the parties further acknowledge that such value is not readily ascertainable as of the date hereof and a reasonable estimate of such value is achieved by the formula contained herein. Such formula for the "buy-down" reflects such estimate of the parties, and is not intended to be a penalty. Upon any such election, the Defaulting Partner's default, with respect to which the Default Loan or Default Loans specified in the Conversion Notice was made, shall be deemed cured, the Nondefaulting Partner's advance pursuant to 8.04(a) hereof with respect to which such Default Loan or Default Loans was made shall be added to the Nondefaulting Partner's Capital Account, and the amount of such advance shall be deducted from the Defaulting Partner's Capital Account. Upon such recalculations of the Partners' Percentage Shares and the corresponding adjustments of the Partners' respective Percentage Share, the default associated with the Default Loan with respect to which such adjustments were made shall be deemed cured, to the extent such Default Loan made by the Nondefaulting Partner, as of the date of such adjustments.

               (c)  Notwithstanding anything to the contrary contained in
Section 8.04 (b) hereof, in the event that the Percentage Share is adjusted as set forth in Section 8.04(b) hereof, and the Defaulting Partner's Percentage Share, as readjusted, is equal to zero (0), then the General Partner shall have the right (but not the obligation), in its sole discretion, to either (i) admit to the Partnership as an additional limited partner of the Partnership a nominee of the General Partner, and to deem the Limited Partner to have transferred its entire interest in the Partnership to such nominee (instead of increasing the General Partner's Percentage Share by such amount), whereupon the Limited Partner will cease to be a limited partner of and to have any interest in the Partnership, or (ii) take all steps necessary to dissolve and wind up the affairs of the Partnership, and to cause all assets to be liquidated and the net proceeds therefrom to be distributed solely to the General Partner, with the Limited Partner having no right to receive any such Distribution. The General Partner is expressly authorized to make any filings or take any actions on behalf of the Limited Partner or the Partnership to effectuate the provisions of this Section 8.04(c).

               (d) At any time when any Default Loan shall be outstanding, all distributions of cash pursuant to Article 4 or Article 12 hereof from and after the making of such Default Loan to which the Defaulting Partner would otherwise be entitled shall be paid to the Nondefaulting Partner to be applied first against interest and then against the principal of any Default Loans until the repayment in full of all accrued interest and principal of any Default Loans or an election or elections by the Nondefaulting Partner pursuant to Sections 8.04(b) or 8.04(c) hereof to increase the Nondefaulting Partner's Percentage Share with respect to all Default Loans which have not previously been repaid in full. Any such amounts so applied to accrued and unpaid interest and then to principal on a Default Loan shall be deducted from the Defaulting Partner's Capital Account. Upon request by the Nondefaulting Partner at any time from the date of the Nondefaulting Partner's advance pursuant to Section 8.04(a) hereof until any such Default Loan shall be repaid in full or converted to an increased in Percentage Share, the Defaulting Partner (or, if the Defaulting Partner should refuse to do so, the General Partner pursuant to the power of attorney granted herein) shall execute any and all documents reasonably requested by the Nondefaulting Partner, including, without limitation, notes, security agreements and UCC-1 financing statements which notes, security agreements and UCC-1 financing statements shall be in the form provided by the Nondefaulting Partner to the Defaulting Partner, as may be necessary to further assure and perfect a security interest in the Defaulting Partner's Partnership interest to secure the Nondefaulting Partner's Default Loan.

     8.05      Appraisal Buy Out
               -----------------

               (a) Except as otherwise provided in this Article 8, upon the occurrence of any Event of Default, the Nondefaulting Partner may give the

Defaulting Partner notice that it intends to exercise its right to buy the Defaulting Partner's Partnership interest pursuant to this Section 8.05. Upon such notice the fair market value of the assets of the Partnership shall be determined pursuant to Article 9 hereof. The Nondefaulting Partner shall have thirty (30) days from the earlier of the date on which the Partners agree upon a fair market value pursuant to Section 9.01 hereof or the date on which the Partners receive notice of the decision of the appraisers pursuant to Section
9.02 hereof (the "Valuation Date") in which to purchase the Defaulting Partner's partnership interest by payment, in cash, to the Defaulting Partner of an amount equal to the Appraisal Buyout Price, as determined pursuant to Section 8.05(b) hereof.

               (b) The "Appraisal Buyout Price" shall be an amount equal to the amount derived from the following calculations: (i) first, ninety percent (90%) of the Appraised Value (as established pursuant to Section 9.03 hereof) of the assets of the Partnership shall be treated as hypothetical sales proceeds for distribution under Section 12.03 hereof, and the portions of such hypothet-ical sales proceeds which would be respectively distributed to each Partner pursuant to Section 12.03 hereof (assuming that all debts and liabilities of the Partnership to third parties shall be paid from such hypothetical sales proceeds and that any gain or loss realized upon such hypothetical sale shall have been allocated to the Partners' Capital Accounts) shall be calculated; and (ii) second, the portion so calculated of such hypothetical sales proceeds that the Defaulting Partner would receive, if any (including or less any amounts as are payable to a Partner in respect of Default Loans pursuant to Section 8.04(d) hereof), shall be the Appraisal Buyout Price.

               (c) The closing of the Nondefaulting Partner's purchase of the Defaulting Partner's partnership interest shall occur at a place and time designated by the Nondefaulting Partner within thirty (30) days after the Valuation Date and shall be paid in cash in the amount of the Appraisal Buyout Price at the closing. At the closing of the purchase of a partnership interest pursuant to this Section 8.05(c), the Partnership and the buying Partner shall, and do hereby, save, protect, defend, indemnify and hold harmless the selling Partner from all debts and liabilities owed by the Partnership to third parties. The Partners understand and agree that under certain circumstances the Appraisal Buyout Price may be less than zero and require a reimbursement from the selling Partner to the buying Partner rather than a payment from the buying Partner to the selling Partner (as, for example, in the case where the selling Partner has a Capital Account with a negative balance).

               (d) Costs of the transaction, including recording fees, escrow costs, if any, and other fees (but not attorneys' fees) shall be borne by the Defaulting Partner. The Defaulting Partner shall deliver all appropriate documents of transfer at the closing and shall convey its entire partnership interest to the Nondefaulting Partner, or the Nondefaulting Partner's nominee, free and clear of all liens, claims, encumbrances, or other charges of any kind whatsoever on its partnership interest. In the event the Partnership interest is transferred to a nominee of the Nondefaulting Partner, the admission of such nominee to the Partnership as a successor to the Defaulting Partner shall occur, and for all purposes shall be deemed to have occurred immediately prior to the transfer by the Defaulting Partner of its Partnership interest. From and after the closing, the Defaulting Partner shall have no further interest in the assets, profits or management of the Partnership and shall not be responsible for any of its obligations or losses except uninsured tort claims by third parties arising out of incidents which occurred prior to the closing, and all obligations of the Partnership to the Defaulting Partner, including all capital accounts, loans and advances, shall be satisfied and discharged.

     8.06  Forbearance.  Notwithstanding anything to the contrary contained in
           -----------
Articles 8 hereof, the General Partner agrees to forebear from exercising any remedies hereunder for failure of the Limited Partner to make any Capital Contributions pursuant to Section 3.01(c) hereof (other than the initial Capital Contribution of $6,480,000) until the date that is one hundred eighty (180) days after the opening of the Project for business. Nothing herein shall restrict the exercise of any remedies with respect to the initial Capital Contribution.

                                    ARTICLE 9
                                    ---------

                        VALUATION AND APPRAISAL PROCEDURE
                        ---------------------------------

     9.01  Voluntary Appraisal.  Upon an election under Section 8.05 hereof, the
           -------------------
Partners shall promptly attempt, in good faith, to agree upon the fair market value of all or a part of the assets of the Partnership.

     9.02  Appraisal Panel
           ---------------

               (a) If the Partners cannot agree within fifteen (15) days following an election under Section 8.05 hereof by a Nondefaulting Partner upon the fair market value of some or all of the assets of the Partnership, either Partner shall have the right to call for an appraisal, and the electing Partner may give the other Partner written notice that it intends to exercise its right to call for an appraisal pursuant to this Section 9.02. Such notice shall designate those assets of the Partnership the value of which has not been agreed upon. The Partners shall thereupon attempt, in good faith, to agree upon a single appraiser to appraise the assets of the Partnership. If the Partners cannot agree upon a single appraiser within fifteen (15) days, either Partner may give the other Partner a written notice calling for appointment of an appraisal panel (the "Appraisal Panel"), and such notice shall designate a disinterested person who is familiar with gaming operations and recognized by those in the business of operating gaming facilities as one who could fairly and accurately evaluate a gaming operation (the "First Appraiser") selected by the electing Partner to serve on the Appraisal Panel provided for below.

               (b) Upon receipt of such notice from the electing Partner, the other Partner shall have seven (7) days in which to designate a disinterested person who is familiar with gaming operations and recognized by those in the business of operating gaming facilities as one who could fairly and accurately evaluate a gaming operation (the "Second Appraiser") to serve on the Appraisal Panel by serving notice of such designation on the electing Partner. If the Second Appraiser is not so appointed and designated within or by the time so specified, then the First Appraiser shall be the sole appraiser to determine the value of the assets of the Partnership.

               (c) Upon the designation, if any, of the Second Appraiser, the First Appraiser and the Second Appraiser shall themselves appoint a third disinterested person who is familiar with gaming operations and recognized by those in the business of operating gaming facilities as one who could fairly and accurately evaluate a gaming operation (the "Third Appraiser") within seven (7) days. If the First Appraiser and the Second Appraiser are unable to agree upon such appointment within said seven (7) days, then the electing Partner shall request such appointment by the president or executive committee of the Chapter of the American Institute of Real Estate Appraisers which includes the Property within its jurisdiction.

               (d) In the event of failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in the stead thereof, which appointment shall be made in the same manner as provided in this Section 9.02 for the appointment of such appraiser so failing, refusing or being unable to act.

               (e) The one or three appraisers appointed as the appraisal panel pursuant to Section 9.02 hereof (the "Appraisal Panel") shall each appraise the assets designated in the electing Partner's notice taking into account appropriate indicators of the fair market value of such assets in a cash sale between a willing buyer and seller not under undue duress and shall report their findings to the Partners in writing. In the case of a three appraiser Appraisal Panel, if one or more appraisers fail to deliver their reports within sixty (60) days after the appointment of the Third Appraiser, the electing Partner may dismiss the delinquent appraiser and a new appraiser may be appointed in accordance with Section 9.02(d) above.

     9.03  Appraised Value.  The "Appraised Value" of the assets to be
           ---------------
appraised shall be equal to the mean of the two closest appraised values reported by the Appraisal Panel; provided that if such values are equally distributed, the "Appraised Value" of the assets to be appraised shall be equal to the mean of the three appraised values reported by the Appraisal Panel.

     9.04  Expenses.  Except as otherwise provided herein, each Partner shall
           --------
pay the fees and expenses of the appraiser appointed by such Partner, or in whose stead, as above provided, such appraiser was appointed, and the fees and expenses of the third appraiser, and all other expenses, if any, shall be borne equally by both parties.

     9.05  Qualification.  To be qualified to be selected or designated as an
           -------------
appraiser for purposes of this Article 9, such appraiser must demonstrate (a) current good standing as a licensed appraiser, and (b) past appraising experi-ence of at least five years, which experience shall include the appraisal of riverboat or casino gaming operations.


                                   ARTICLE 10
                                   ----------

                                 ADMINISTRATION
                                 --------------


     10.01  Bank Accounts.  All funds of the Partnership not otherwise invested
            -------------
shall be deposited as the General Partner shall determine, and withdrawals shall be made only on the signature of the General Partner or such other person or persons as the General Partner may from time to time designate.

     10.02  Title to Partnership Property.  Title to the Property shall be held
            -----------------------------
either in the name of the Partnership, or in the name of any bank or trust company authorized to accept land trusts under the laws of the State of Illinois, or as the General Partner may from time to time determine.

     10.03  Books and Records.  The books and records of the Partnership shall
            -----------------
be maintained at the principal office of the Partnership and shall be available for examination there by any Partner, or its duly authorized representatives, at any and all reasonable times during regular business hours. The Partnership shall maintain such books and records and provide such financial or other statements as the General Partner in its sole discretion deems advisable. Such financial statements may be prepared with or without audit in the sole discretion of the General Partner. A current list of the full name and last known address of each Partner, a copy of the Partnership's Certificate of Limited Partnership and all amendments thereto and executed copies of all powers of attorney pursuant to which such Certificate or any certificate of amendment has been executed, copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent years after the date hereof, and copies of this Agreement, any amendments thereto, and of any financial statements of the Partnership for the three most recent years after the date hereof, and the Partnership's books, shall be maintained at the principal office of the Partnership.

     10.04  Notices.  The address of each of the parties shall for all purposes
            -------
be as set forth below unless otherwise changed by the applicable party by notice to the other as provided herein.

               General Partner:

                                   Harrah's Illinois Corporation
                                   c/o  The Promus Companies     Incorporated
                                   1023 Cherry Road
                                   Memphis, Tennessee  38117
                                   Phone:  (901) 762-8724
                                   Fax:  (901) 762-8777

                                   Attn:  Corporate Secretary
                     with a copy to:

                                   The Promus Companies Incorporated
                                   1023 Cherry Road
                                   Memphis, Tennessee  38117
                                   Phone:  (901) 762-8724
                                   Fax:  (901) 762-8777

                                   Attn:  Stephen H. Brammell


               The Limited Partner:

                                   John Q. Hammons
                                   300 John Q. Hammons Parkway
                                   Suite 900
                                   Springfield, Missouri  65806
                                   Phone:________________
                                   Fax:________________

                     with a copy to:

                                   William J. Hart
                                   Farrington & Curtis
                                   750 North Jefferson
                                   Springfield, Missouri   65802
                                   Phone:  (417) 862-6726
                                   Fax:  (417) 862-6948

All notices or other communications required or permitted to be given pursuant to the provisions of this Agreement shall be in writing and shall be considered as properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by overnight courier service, or by telecopier or facsimile, or by delivering the same in person to the intended addressee, or by prepaid telegram. Notices hereunder in any manner shall be effective only if and when received by the addressee.

     10.05  Meetings.  The General Partner may but shall not be obligated to
            --------
call meetings of the Partnership from time to time, for the purpose of having a vote by the Partners, or for any other purpose which the General Partner deems appropriate. The Limited Partner may but shall not be obligated to call meetings of the Partnership for the purposes set forth in Section 6.08(d) hereof. Such meetings shall be called by notice duly given to each of the Partners not less than five (5) days prior to the date of such meeting, or by telephone or telegram communication, confirmed afterwards in writing. The meetings shall be at the principal office of the Partnership, or at such other place as is designated in writing by the General Partner and shall be at the specific time designated in such notice.

     10.06  Amendment.  Amendments may be made to this Agreement from time to
            ---------
time by the General Partner without the consent of the Limited Partner; provided, however, that without the consent of the Limited Partner, this
- --------  -------
Agreement may not be amended so as to (a) convert the Limited Partner's interest into a General Partner's interest; (b) modify the limited liability of the Limited Partner; (c) limit the rights of the Limited Partner hereunder; (d) modify the allocation of taxable income and tax losses or the distribution provisions contained herein so as adversely to affect the Limited Partner; or
(e) modify the capital account provisions contained herein so as adversely to affect the Limited Partner.

                                   ARTICLE 11
                                   ----------

                                 FISCAL MATTERS
                                 --------------


     11.01  Fiscal Year.  The fiscal year of the Partnership shall be the
            -----------
calendar year, or such other period as may be determined by the General Partner, as permitted by the Code.

     11.02  Method of Accounting.  The General Partner, in its sole discretion,
            --------------------
may cause the Partnership to make or revoke the election regarding cash or accrual method tax treatment referred to in Section 446 of the Code or any similar provision enacted in lieu thereof. The expense of preparing the Partnership's annual Federal and Illinois tax returns shall be borne by the Partnership.

     11.03  Accountants and Accounting Principles.  The General Partner shall
            -------------------------------------
keep, or cause to be kept, full and accurate books and records of all transactions of the Partnership, which books and records shall be maintained in accordance with generally accepted accounting principles. If the General Partner elects to have the financial statements prepared with an audit, the records and books of account shall be audited by a certified public accountant selected by the General Partner as of the end of each fiscal year of the Partnership and at any other time that the General Partner may deem it necessary or desirable.

     11.04  Reports.  As soon as practicable after the end of each fiscal
            -------
quarter of the Partnership, the General Partner shall deliver to each Partner quarterly financial reports of the Partnership. As soon as practicable after the end of each fiscal year of the Partnership, the General Partner shall deliver to each Partner such information as is necessary for the preparation by such Partner of its federal and state or other income tax returns, and such other information as in the judgment of the General Partner shall be reasonably necessary for the Partners to be advised of the results of the operations of the Partnership. All elections and options available to the Partnership for federal or state income tax purposes shall be taken or rejected by the Partnership in the sole discretion of the General Partner.

     11.05  Tax Returns; Tax Matters Partner.  The General Partner shall
            --------------------------------
prepare, or cause to be prepared, income tax returns for the Partnership and, in connection therewith, make any available or necessary elections, including elections with respect to the rates of depreciation of such assets. The General Partner shall be the "tax matters partner" for purposes of Code Sections 6221 through 6232 and the Treasury Regulations promulgated thereunder. The General Partner shall use its best efforts to prepare, or cause to be prepared, the Partnership's income tax return for any fiscal year on or before April 1 of the succeeding calendar year. The Limited Partner shall furnish to the General Partner a copy of the Limited Partner's federal and state tax returns each year concurrently with its filing of such tax returns.

     11.06  Basis Election.  Upon the transfer of an interest in the
            --------------
Partnership, or a distribution of its property, the General Partner, on behalf of the Partnership, may, in its sole discretion, elect to adjust the basis of the partnership assets as allowed by Code Sections 734(b) and 743(b) or any successors to said Sections. Except insofar as such an election pursuant to the aforesaid Sections has been made with respect to the interest of any Partner, the determination of taxable income, tax loss, or Cash Flow shall be made as provided for in this Agreement. Each Partner agrees to furnish the Partnership with all information necessary to give effect to such election.

     11.07  Partnership Expenses.  The Partnership shall pay or reimburse the
            --------------------
General Partner for all expenses (which expenses may be billed directly to the Partnership) of the Partnership which may include, but are not limited to: (a) all costs of personnel employed by the Partnership and involved in the business of the Partnership; (b) all costs of borrowed money, taxes and assessments on the Property and other taxes applicable to the Partnership; (c) legal, audit, accounting, brokerage and other fees; (d) printing and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (e) fees and expenses paid to independent contractors, mortgage bankers, brokers and servicers, leasing agents, consultants, on-site managers, real estate brokers, insurance brokers and other agents; (f) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing, refinancing and operation of the Property or other Partnership assets (including the costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions, and maintenance); (g) the cost of insurance as required in connection with the business of the Partnership; (h) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; (i) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, the Partners, including the cost of printing and mailing to such persons various notices or other communications; (j) expenses in connection with preparing and mailing reports required to be furnished to the Partners for investor, tax reporting or other purposes, or which reports the General Partner deems the furnishing thereof to be in the best interests of the Partnership; (k) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership, (l) the cost of preparation and dissemination of the information, material and documentation relating to a potential sale, refinancing or other disposition of the Property or other Partnership assets, (m) the cost of any appraisals of the Property as may be required by, financings, General Partner's internal procedures or any regulatory reporting requirements on an annual or special basis, and (n) any letter of credit fees or expenses incurred by the General Partner or its Affiliates in connection with development of the Property.

     11.08     Change in Control.  If (i) the majority of the outstanding stock
               -----------------
of the General Partner shall cease to be owned directly or indirectly by Harrah's or The Promus Companies Incorporated, and (ii) within ninety (90) days after the close of such transaction there is a change in the majority of the directors on the board of the General Partner, then the Limited Partner shall have the right to exercise the "Buy and Sell" remedy in accordance with Section
8.03 hereof by written notice within thirty (30) days from the date of notice to the Limited Partner of the transfer of the majority of the outstanding stock of the General Partner or the Promus Companies Incorporated and change in the majority of the directors of the General Partner; provided, however, that if the
                                                  --------  -------
Limited Partner fails to deliver such written notice to the General Partner within such thirty (30) day period, the Limited Partner shall be deemed to have consented to such transfer or change.


                                   ARTICLE 12
                                   ----------

                                   TERMINATION
                                   -----------


     12.01  Events of Dissolution.  The Partnership shall be dissolved on the
            ---------------------
earliest to occur of:

               (a)  the expiration of the term of the Partnership;

               (b) the passage of thirty (30) days after the conversion to cash or its equivalent, sale or other disposition of all of the Partnership assets;

               (c) the election by the General Partner to dissolve the Partnership, notice of which is given to the Limited Partner;

               (d) the withdrawal or removal of the General Partner, or the filing of a certificate of dissolution or its equivalent, for the General Partner, or the revocation of its charter and the expiration of ninety (90) days after the date of notice to the General Partner of revocation without a reinstatement of its charter, unless (i) at the time of occurrence of such event there is at least one other general partner who is hereby authorized to and agrees to continue the business of the Partnership without dissolution, or (ii) within ninety (90) days after the occurrence of such event, all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional general partners of the Partnership; or

               (e) any other event requiring the dissolution of the Partnership under the laws of the State of Delaware.

     12.02  Winding Up
            ----------

               (a)  Upon the dissolution of the Partnership pursuant to Section
12.01 hereof, the Partnership business shall be wound up and its assets liquidated by the Liquidator, as defined herein, as provided in this Section 12.02, and the net proceeds of such liquidation shall be distributed in accordance with Section 12.03 hereof. The "Liquidator," as used herein shall mean the General Partner, or, if there is none at the time in question, such other person who may be appointed by the Partners (or in accordance with applicable law if the Partners fail to make such appointment). The Liquidator shall be responsible for taking all action necessary or appropriate to wind up the affairs and distribute the assets of the Partnership upon its dissolution.

               (b) The Liquidator shall file all certificates and notices of the dissolution of the Partnership required by law. The Liquidator shall proceed without any unnecessary delay to sell and otherwise liquidate the Partnership's assets; provided, however, that if the Liquidator shall determine that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, then, in order to avoid such loss, the Liquidator may defer the liquidation, to the extent permitted by law.

     12.03  Distribution on Dissolution and Termination
            -------------------------------------------

               (a) Upon dissolution of the Partnership, the net proceeds of such liquidation shall be applied and distributed in the following order of priority; provided that the higher level(s) of priority have been fully satisfied and provided, further that if the Capital Account of any Partner shall have a negative balance after giving effect to the allocation of tax items, such Partner shall pay to the Partnership the amount of such negative balance not later than ten (10) days from the date of written notice to such effect:

                     (i) first, to the payment of debts and liabilities of the Partnership to third parties (including any loans or advances that may have been made by any of the Partners to the Partnership) and the expenses of liquidation, and to the setting up of any reserves which may be deemed reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Such reserves shall be paid over to an escrowee designated by the Liquidator to be held for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies and, at the expiration of such period as shall be deemed advisable, to distribute the balance hereafter remaining in the manner provided in this Section 12.03;

                     (ii) second, according to the order of priority set forth in Section 4.04 (a) through (c) hereof; provided, however, that all Capital Account balances shall be determined after taking into account all Capital Account adjustments for the Partnership taxable year during which such liquidation occurs; and

                     (iii) thereafter, to the Partners in respect of the balances, if any, remaining in their Capital Accounts.

               (b) If there is not a pro rata distribution of each asset, asset distributions in kind shall be appraised by appraisers retained by the Liquidator, if necessary, so that each Partner receives his pro rata share of net Partnership assets as appraised. It shall not be a requirement that each

Partner receive a pro rata share of each asset available for distribution to the Partners on dissolution. In the event valuation of the assets of the Partnership cannot be agreed upon, such assets shall be valued at their fair market value as determined by appraisers retained by the Liquidator. The Liquidator may retain such appraisers and other consultants as may be necessary and advisable, all at the expense of the Partnership, in connection with the wind-up of the Partnership affairs. No Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

               (c) A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities as to creditors.

               (d) Within ninety (90) days after the complete liquidation of the Partnership, the Liquidator shall furnish to each of the Partners a financial statement for the period from the first day of the then current fiscal year through the date of such complete liquidation certified by the Partnership's certified public accountant. Such statement shall include a Partnership statement of operation for such period and a Partnership balance sheet as to the date of such complete liquidation.

               (e) Each Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and its Capital Contribution thereto and share of profits and losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner or the Liquidator. It is expressly understood and agreed that the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital of any Partner.


                                   ARTICLE 13
                                   ----------

                                  MISCELLANEOUS
                                  -------------


     13.01  Governing Law.  This Agreement and the rights of the parties
            -------------
hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware.

     13.02  Successors and Assigns.  Any person acquiring or claiming an
            ----------------------
interest in the Partnership, in any manner whatsoever, shall be subject to and bound by all terms, conditions and obligations of this Agreement to which its or his predecessor in interest was subject or bound, without regard to whether such a person has executed a counterpart hereof or any other document contemplated hereby. No person, including the legal representative, heir or legatee of a deceased Partner, shall have any rights or obligations greater than those set forth in this Agreement and no person shall acquire an interest in the Partnership or become a Partner hereof except as permitted by the terms of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, assigns, heirs, legal representatives, executors and administrators.

     13.03  Grammatical Changes.  Whenever from the context it appears
            -------------------
appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter gender as the circumstances require.

     13.04  Captions.  Captions contained in this Agreement are inserted only as
            --------
a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

     13.05  Severability.  If any provision of this Agreement, or the
            ------------
application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby; provided that the parties shall attempt to reformulate such invalid provision to give effect to such portions thereof as may be valid without defeating the intent of such provision; and further provided that this
Section 13.05 shall not apply to change the status of any Limited Partner to a General Partner, or to alter the classification of the Partnership as a partnership under the Code.

     13.06  Counterparts.  This Agreement, or any amendment hereto may be
            ------------
executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, notwithstanding that all of the Partners are not signatories to the original or the same counterpart. In addition, this Agreement, or any amendment hereto, may contain more than one counterpart of the signature pages, and this Agreement, or any amendment hereto, may be executed by the affixing of the signatures of each of the Partners to one of such counterpart signature pages; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     13.07  Other Matters.  Matters not covered in this Agreement relating to
            -------------
limited partnerships shall be governed and controlled by the Act.

     13.08  Private Litigation
            ------------------

               (a) In the event the Partnership is made a party to any litigation, or otherwise incurs any losses or expenses as a result of or in connection with any Partner's personal obligations or liabilities unconnected with Partnership business, such Partner shall reimburse the Partnership for all such expenses incurred (including attorneys' fees and court costs), and the interest of such Partner in this Partnership may be charged thereof.

               (b) If either the General Partner or the Limited Partner brings any judicial action or proceeding to enforce its rights under this Agreement, the prevailing party shall be entitled, in addition to any other remedy, to recover from the other, regardless of whether such action or proceeding is prosecuted to judgment, all costs and expenses, including without limitation reasonable attorneys' fees, incurred therein by the prevailing party.

     13.09  Waiver of Right to Court Decree of Dissolution and Partition.  The
            ------------------------------------------------------------
Partners agree that irreparable damage would be done to the good will and reputation of the Partnership if any Partner should bring an action in court to dissolve this Partnership. To the extent permitted by law, each Partner hereby waives and renounces its right to seek a court decree of dissolution or to seek the appointment by a court of a liquidator for the Partnership. The Partners further agree that the Property is not and will not be suitable for partition and, accordingly, to the fullest extent permitted by applicable law, each of the Partners hereby irrevocably waives any and all rights which it may have to maintain an action for partition of the Property, or any portion thereof, or to otherwise divide (whether through an action in equity or through some other means) the beneficial interest in any nominee holding title thereto.

     13.10  Competing Business.  The Partners agree as follows:
            ------------------

               (a) Any Partner may engage and possess an interest in any other business venture of any nature, kind of description, including, without limiting the generality of the foregoing, any business venture engaged in the same type of business as the Partnership, even if such other business is competitive with that of the Partnership, and the ownership, financing and management of casino and other gaming operations of any kind whatsoever. Further, the Partners agree that except as otherwise agreed in writing by the Partners:

                     (i) Neither the Partnership nor any of its Partners shall have the right in and to such other business venture or the income or profits derived therefrom.

                     (ii)  No Partner need disclose to any other Partner or the

     Partnership any other business venture in which he may have an interest or any other business opportunity presented to him, even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and the General Partner shall have the right to take for its own account or to recommend to others any such particular investment opportunity or business venture.

                     (iii) As a natural part of the consideration for the execution of this Agreement by the General Partner, the Limited Partner hereby waives, relinquishes and renounces any right or claim of participation in another business venture of the General Partner.

               (b) Notwithstanding the foregoing, in no event shall any Partner or any Affiliate of such Partner engage in any business venture to the extent same is prohibited under any agreement to which the Partnership is a party, or by which any of its property or assets are bound.

     13.11  Personal Property.  This Agreement shall not be deemed to create in
            -----------------
any Partner any right, title, interest or lien in, to or on all or any portion of the Property, it being understood that any right or interest of any Partner created by this Agreement shall solely be an interest in the Partnership and shall be personal property.

     13.12  No Third Party Rights.  This Agreement is for the sole and exclusive
            ---------------------
benefit of the Partners designated herein and the Partnership and no other person or entity (including any creditors of the Partnership or the Partners) shall under any circumstances be deemed to be a beneficiary of any of the rights, remedies, terms and provisions of this Agreement.

     13.13  Consent of Bank Group.  The effectiveness of this Agreement is
            ---------------------
expressly conditioned upon and shall not be effective until receipt of the approval by certain lenders to The Promus Companies Incorporated (the indirect parent of the General Partner) of investments of the type contemplated by this Agreement on or before April 15, 1992. Upon obtaining such notice, the General Partner shall promptly give written notice of such approval to the Limited Partner and the giving of such notice shall be conclusive evidence of satisfaction of the condition contained in this Section 13.13. If such approval is not obtained prior to such date, this Agreement shall be void and of no further force or effect. The General Partner shall give written notice to the Limited Partner if such approval is not obtained prior to such date, and such notice shall be conclusive evidence that this Agreement is void and of no force or effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        GENERAL PARTNER:

                                        HARRAH'S ILLINOIS CORPORATION,
                                        a Delaware corporation

                                        By: /s/ Philip G. Satre
                                            -------------------------------
                                            Name: Philip G. Satre
                                                  -------------------------
                                            Title: President
                                                   ------------------------


                                        LIMITED PARTNER:


                                             /s/ John Q. Hammons
                                        -------------------------------
                                        John Q. Hammons, an individual

                                    Guarantee


Mrs. Juanita Hammons (the "Guarantor") joins in this Agreement for the purpose of guarantying the Limited Partner's obligations hereunder and hereby unconditionally guarantees any and all obligations of the Limited Partner under this Agreement, including and without limitation, the repayment by the Limited Partner of the Initial Capital Loan and any Default Loans (the "Guaranteed Obligations"). Except as specifically set forth above, the Guarantor shall have no obligation or liability under this Agreement.

The Guaranteed Obligations may be extended or renewed and the Guarantor will be bound under this guarantee notwithstanding any extension, renewal, or alteration of the Guaranteed Obligations. The Guarantor hereby waives presentation of, demand of, and protest of the Guaranteed Obligations and waives notice of protest for nonpayment. This guarantee shall not be affected by:

                     (a) the failure of any party to assert any claim or demand or to enforce any right or remedy against the Limited Partner under this Agreement,

                     (b)  any extension or renewal of any provision thereof, or

                     (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement.

The Guarantor further agrees that this guarantee constitutes a guarantee of payment when due and not of collection and waives any right to require that any resort be had by any party to any of the security held for payment of any of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of any party in favor of any person.

The obligations of the Guarantor shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, discharge of the Limited Partner from obligations in a bankruptcy or similar proceeding or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor shall not be discharged or impaired or otherwise affected by its failure to assert any claim or demand or to enforce any remedy under this Agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of any of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or which would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

The Guarantor further agrees that this guarantee shall continue to be effective or to be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any party upon the bankruptcy or reorganization of the Limited Partner or otherwise.

Upon payment by the Guarantor of any sum as provided above so long as any of the Guaranteed Obligations shall remain outstanding hereunder, all rights of the Guarantor against the Limited Partner arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Guaranteed Obligations.

The Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including without limitation (a) any right to require the General Partner to proceed against or exhaust its recourse against the Limited Partner or any security or collateral held by the Limited Partner or to pursue any other remedy in its power before being entitled to payment from the Limited Partner; (b) any defense that may arise by reason of
(i) the incapacity, lack of authority, death or disability of the Guarantor,
(ii) the revocation or repudiation hereof or the revocation or repudiation of the Partnership Agreement unless caused by a Partner other than the Limited Partner, (iii) the failure of the General Partner to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of the Limited Partner, (iv) the unenforceability in whole or in part of the Partnership Agreement or any other instrument, document or agreement referred to herein unless caused by a Partner other than Limited Partner, (v) the General Partner's election, in any proceeding instituted under the federal Bankruptcy Code, of the application of Section 1111(b)(2) of the federal Bankruptcy Code, or (vi) any borrowing or grant of a security interest under
Section 364 of the federal Bankruptcy Code; (c) presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Agreement, and indulgences and notices of any other kind whatsoever; (d) any defense based upon an election of remedies (including, if available, an election to proceed by non-judicial foreclosure) by the General Partner which destroys or otherwise impairs the subrogation rights of the Guarantor to proceed against the Limited Partner for reimbursement; (e) any defense based upon any taking, modification or release of any collateral or guarantees for any indebtedness of the Limited Partner to the General Partner, or any failure to perfect any security interest in, or the taking of or failure to take any other action with respect to any collateral; or (f) any rights or defenses based upon an offset by the Guarantor against any obligation now or hereafter owed to the Guarantor by the Limited Partner; it being the intention hereof that Guarantor shall remain liable as principal, to the extent set forth herein, until the full payment of the Guaranteed Obligations notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantor.

The Guarantor hereby represents and warrants as follows: (i) the Guarantor has the capacity and legal right to execute, deliver, and perform this Agreement,
(ii) this Agreement and all other documents required to be executed and delivered hereunder, when executed and delivered, will constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms, (iii) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, with or without notice and/or lapse of time: constitute a breach of any of the terms and provisions of, or constitute a default under, any note, contract, document, instrument, agreement or undertaking, whether written or oral, to which the Guarantor is a party or to which the Guarantor's property is subject; accelerate or constitute an event entitling the holder of any indebtedness of the Guarantor to accelerate the maturity of any such indebtedness; conflict with or result in a breach of any writ, order, injunction or decree against the Guarantor any court or governmental agency or instrumentality, whether national, state, local or other; or conflict with or be prohibited by any federal, state, local or other governmental law, statute, rule or regulation.

The General Partner may maintain successive actions for other defaults. The rights of the General Partner hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions so long as this Agreement is in force and effect.

No delay or omission by the General Partner to exercise any right under this guarantee shall impair any such right, nor shall it be construed to be a waiver thereof. No amendment, modification, termination or waiver of any provision of any guarantee, or consent to any departure by the Guarantor therefrom, shall in any event be effective without the written concurrence of the General Partner. No waiver of any single breach of default under this guarantee shall be deemed a waiver of any other breach or default.

Guarantor agrees that any proceeding to enforce, or otherwise relating to or arising from, this Agreement may be brought in federal court located in the State of Illinois if such court has jurisdiction, or if no such jurisdiction exists, then state court in the State of Illinois, each as the General Partner may elect. By executing this Agreement, Guarantor irrevocably accepts and submits to the nonexclusive personal jurisdiction of each of the aforesaid courts, generally and unconditionally with respect to any such proceeding. Guarantor agrees not to assert any basis for transferring jurisdiction of any such proceeding to another court. Guarantor further agrees that a final judgment no longer subject to appeal against Guarantor in any proceeding shall be conclusive evidence of Guarantor's liability for the full amount of such judgment.


                                        /s/ Mrs. Juanita Hammons
                                        --------------------------
                                        Mrs. Juanita Hammons
                                        GUARANTOR

                                    EXHIBIT A


                    Capital Contributions and Percentage Share
                    ------------------------------------------


General Partner
- ---------------

     Initial Percentage Share - 80%

     Initial Capital Contribution                                    $25,920,000



Limited Partner
- ---------------

     Initial Percentage Share - 20%

     Initial Capital Contribution                                    $ 6,480,000

                                    EXHIBIT B


                          Legal Description of Property
                          -----------------------------

                           (See Article 1, "Property")






                              [Diagram of property]

                                    EXHIBIT C

                       Term Sheet for Management Agreement
                       -----------------------------------


                           JOLIET MANAGEMENT AGREEMENT
                                SUMMARY OF TERMS



1.   Terms and Renewals

     (a)       Initial Term:            20

     (b)       Renewals:                3 ten-year terms

2.   Development of the boat and ancillary shoreside facilities

     (a)       Party responsible:       Owner constructs and furnishes boat and
                                        ancillary shoreside facilities

     (b)       Plans and                Prepared on Owner's behalf, subject to
               Specifications:          Manager's approval of design/layout

                                        No material changes of design/layout
                                        allowed without Manager's approval

     (c)       Deadline for             If boat and facilities are not
               completion:              operational by April 1, 1993 (unless
                                        extended by Manager), Manager may
                                        terminate Management Agreement

3.   Pre-Opening

     (a)       Budget:                  Agreed by Owner and Manager 120 days
                                        prior to opening. Budget line items may be exceeded by 10% for reasonable unanticipated expenditures. Budget may be exceeded to cover additional expenses caused by construction delays

     (b)       Programs                 Agreed by Owner and Manager 90 days
                                        after execution of Management Agreement
                                        (will include, among other things,
                                        recruiting and training of staff and
                                        advertisement and marketing)

     (c)       Payment of Expenses:     Owner deposits funds into accounts
                                        established in Owner's name by Manager;
                                        payment is made by Manager

4.   Operations

     (a)       Manager control:         Manager determines operating policies
                                        and standards, including guest
                                        admittance, gaming policies, labor
                                        policies, food and beverage policies,
                                        credit policies, etc.

     (b)       Contractual              Manager has authority to lease space in
               Authority:               the boat and shoreside facilities in
                                        Owner's name (restaurant, gift shop,
                                        other retail space),
                                        supervise such lessees and their
                                        operations and enforce the agreements
                                        with such lessees until any court action is required, and lease equipment in the Owner's Name

     (c)       Permits:                 Manager obtains and maintains all
                                        licenses and permits at Owner's expense

     (d)       Personnel:               Manager employs on-site personnel

                                        Manager hires, supervises and discharges all personnel

                                        Owner responsible for all salaries and
                                        expenses of on-site personnel and all
                                        expenses of other Manager employees who
                                        perform services for operation

     (e)       Marketing:               Manager responsible for all marketing
                                        decisions and expenditures at Owner's
                                        expense, subject to annual budget

     (f)       Maintenance:             Manager responsible for all maintenance
                                        of the boat and other facilities at
                                        Owner's expense, subject to annual
                                        budget

     (g)       Capital Replacements:    Annual capital reserve of 3.5% of gross
                                        revenues

                                        Owner responsible for designing and
                                        implementing capital replacements of a
                                        structural or extraordinary nature,
                                        subject to Manager's approval

                                        Manager responsible for designing and
                                        implementing, at Owner's expense,
                                        capital replacements of a non-structural or ordinary nature, subject to the annual budget (except in the case of expenditures occasioned by emergencies or legal requirements)

5.   Accounting matters

     (a)       Books/records:           Manager maintains

     (b)       Auditors:                To be agreed by Owner and Manager

     (c)       Statements:              Manager delivers quarterly and annual
                                        profit and loss statements to Owner

6.   Budget                             Manager submits proposed budget to Owner
                                        for approval at least 60 days prior to
                                        opening and 60 days prior to each fiscal year thereafter

                                        Any budget disputes submitted to
                                        arbitration

                                        Manager may reallocate budgeted items
                                        within departments

                                        Manager may exceed budget (within limits to be agreed on) for unexpected expenditures

7.   Bank Accounts                      Manager establishes bank accounts in
                                        name of Owner with Manager entitled to
                                        withdraw funds

                                        Minimum cash reserve (funded by Owner)
                                        to be agreed by Owner and Manager

8.   Management Fee (includes           6% of gross revenue
     license fee; use of
     separate license
     arrangement to be
     determined)

9.   Priority of Funds Disbursement

     Manager disburses funds from bank account monthly in the following order of priority:

     (a) Operating costs (including management fee and Manager's reimbursable expenses)

     (b) Replenishment of bank account or capital reserve fund for payment of emergency expenditures

     (c)       Deposits into the bank accounts to maintain minimum cash reserve

     (d)       Deposits into the capital reserve fund

     (e)       Payment of debt service

     (f)       Payment to Owner

10.  Insurance

     Owner obtains and maintains customary liability, priority and other insurance

11.  Indemnification

     (a)       To Manager:              Owner indemnifies Manager against all
                                        claims pertaining to ownership,
                                        management or use of boat and shoreside
                                        facilities unless caused by Manager's
                                        gross negligence or willful misconduct

     (b)       To Owner:                Manager indemnifies Owner against all
                                        claims pertaining to management or use
                                        of boat and shoreside facilities caused
                                        by Manager's gross negligence or willful misconduct

12.  Termination Rights

     (a)       For cause:               Either party may terminate in the case
                                        of customary events of default,
                                        including uncured breach under
                                        Management Agreement, bankruptcy and
                                        insolvency

     (b)       Termination fees/        Management fees for previous 3
               liquidated damages       years (including termination as a result
                                        of casualty, default of Owner and
                                        certain other circumstances)

13.  Governing Law                      Illinois

14.  Assignment/Mortgage

     (a)       By Manager:              Manager may assign to affiliate, entity
                                        that acquires substantially all of
                                        Joliet riverboat gaming business, or as
                                        part of corporate reorganization or
                                        recapitalization

                                        Manager may assign management fees in
                                        connection with any financing

     (b)       By Owner:                Owner may not sell boat or shoreside
                                        facilities without Manager's consent

                                        Owner may mortgage the boat and
                                        shoreside facilities if the financing
                                        meets coverage and other financial tests acceptable to Manager

                                        Owner will be required to dispose of
                                        interests in the boat and shoreside
                                        facilities to the extent their ownership jeopardizes any Harrah's gaming license

15.  Boat Operation                     Owner appoints boat operator subject to
                                        Manager's consent

                                        If boat is operated in manner which
                                        interferes with Manager's ability to
                                        conduct successful operations, Manager
                                        may appoint new boat operator, subject
                                        to Owner's approval; if Owner refuses to approve Manager's appointment, Manager may terminate Management Agreement and collect termination fee

                               FIRST AMENDMENT TO
                        LIMITED PARTNERSHIP AGREEMENT OF
                   DES PLAINES DEVELOPMENT LIMITED PARTNERSHIP


           This First Amendment (this "Amendment") to Limited Partnership Agreement of Des Plaines Development Limited Partnership is made as of this 5th day of October, 1992 by and between Harrah's Illinois Corporation, a Nevada corporation, and John Q. Hammons, an individual.

                                    Recitals
                                    --------

           A. The parties hereto are parties to that certain Limited Partnership Agreement of Des Plaines Development Limited Partnership, dated as of February 28, 1992 (as amended hereby, the "Partnership Agreement"). Capitalized terms used herein and not defined herein shall have the meaning given to them in the Partnership Agreement.

           B. The Partnership Agreement provides for the General Partner to loan to the Limited Partner the Limited Partner's initial Capital Contribution, and the parties hereto desire that any amounts so advanced by the General Partner shall be repaid, and such loan shall no longer be available to the Limited Partner upon such repayment. After such repayment, the Limited Partner shall make contributions to the Partnership pursuant to Section 3.01 of the Partnership Agreement, as amended hereby.

           C. The parties hereto desire to enter into certain other agreements with respect to the Partnership, and to amend certain provisions of the Partnership Agreement, all as more fully set forth herein.

                                    Agreement
                                    ---------

           NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto and subject to the terms and conditions hereof, the parties hereto agree as follows:

           1. Repayment of Initial Capital Loan.  The Limited Partner agrees to
              ---------------------------------
repay all outstanding principal and accrued interest of the Initial Capital Loan, in immediately available funds, on or before October 13, 1992. The failure to make such payment shall constitute an Event of Default. Upon such payment, the promissory note evidencing the Initial Capital Loan shall be returned to the Limited Partner, the Security Agreement securing the Initial Capital Loan shall be of no further force or effect, and the General Partner shall deliver to the Limited Partner appropriate UCC termination statements terminating the UCC financing statements on file with respect to the Initial Capital Loan.

           2. Termination of Initial Capital Loan Availability.    Effective
              ------------------------------------------------
upon the repayment of the Initial Capital Loan required by paragraph 1 hereof, the Partnership Agreement shall be amended as follows:

              a. The following definitions are hereby deleted from Article I of the Partnership Agreement: (i) "Initial Capital Loan," and (ii) "Initial Capital Loan Documents."

              b. Section 3.01(d) of the Partnership Agreement is hereby deleted in its entirety, and subsections (e), (f) and (g) shall be relettered (d), (e) and (f), respectively.

              c. Item (f) in Article VII of the Partnership Agreement is hereby deleted in its entirety, and item (g) is hereby relettered as (f).

           3. Amendment to Section 3.01(c).  Section 3.01(c) of the Partnership
              -----------------------------
Agreement is hereby deleted in its entirety, and the following is hereby substituted therefor:

              (c) Calls for Contributions.  The General Partner may at any time
                  ------------------------
or from time to time call for Capital Contributions, including initial Capital Contributions, from the Partners by not less than seven (7) business days written notice to the Partners. The Partners shall make such Capital Contributions to the Partnership on or before the date specified in any such notice from the General Partner.

           4. Amendment to Buy-Down Remedy.  Sections 8.04(a) and (b) of the
              ----------------------------
Partnership Agreement are hereby deleted in their entirety, and the following is hereby substituted therefor:

              (a) If the Defaulting Partner shall have failed to make any Capital Contribution or to pay any other amount as required under this Agreement prior to the opening of the Project for business, the Nondefaulting Partner may advance to the Partnership on behalf of the Defaulting Partner the amount of such delinquency (a "Default Contribution"). If the Defaulting Partner shall have failed to make any Capital Contribution or to pay any other amount as required under this Agreement after the opening of the Project for business, the Nondefaulting Partner may advance to the Partnership on behalf of the Defaulting Partner the amount of such delinquency, with each such advance to be treated as a loan by the Nondefaulting Partner to the Defaulting Partner (a "Default Loan"). Each separate advance by a Nondefaulting Partner shall be a separate Default Contribution or Default Loan, as the case may be. The amount of any Default Loan shall be credited to the Defaulting Partner's Capital Account.

              Each Default Loan shall be (i) secured by the Defaulting Partner's interest in the Partnership, (ii) payable on demand, and (iii) bear interest, payable monthly, at a rate equal to the lower of (x) the then Prime Rate plus three percent (3%) or (y) the maximum rate permitted under applicable law, from the date of such Default Loan to the earlier of the date of payment in full by the Defaulting Partner or the date of the Nondefaulting Partner's exercise of its rights pursuant to Sections 8.04(b) or 8.04(c) hereof. The Defaulting Partner hereby grants the Nondefaulting Partner a security interest in its Partnership interest and all proceeds thereof to secure any Default Loans made by the Nondefaulting Partner to the Defaulting Partner. The Nondefaulting Partner shall give written notice to the Defaulting Partner of the making of any such Default Loan, and the Defaulting Partner shall have one hundred twenty
(120) days thereafter within which to repay the Nondefaulting Partner the amount of such Default Loan. Any interest paid on such Default Loan shall be paid directly to the Nondefaulting Partner and shall not affect either the Nondefaulting Partner's or the Defaulting Partner's Capital Account. Upon the payment in full of the principal of and all accrued interest on a Default Loan within such one hundred twenty (120) day period or pursuant to Sections 8.04(b) or 8.04(c) hereof, the Defaulting Partner's default, with respect to which a Default Loan was made, shall be deemed cured. The making of a Default Loan shall not be deemed to cure a default with respect to which a Default Loan has been made, and such cure may be made only in the manner set forth in the immediately preceding sentence or in Sections 8.04(b), 8.04(c) and 8.04(d) hereof. Any Default Loan made pursuant hereto to the Limited Partner shall be guaranteed by the spouse of the Limited Partner pursuant to the Guarantee attached hereto, with full recourse to the assets of the Limited Partner and the spouse of the Limited Partner.

              (b) In the event a Nondefaulting Partner shall make a Default Contribution the Nondefaulting Partner's Percentage Share shall be increased and the Defaulting Partner's Percentage Share shall be decreased as of the date of such advance. At such time the Nondefaulting Partner's Percentage Share shall increase to a percentage (but not to exceed One Hundred percent (100%)) that is equal to a percentage derived from a fraction the numerator of which equals the sum of all Capital Contributions, including the Default Contribution, actually made by the Nondefaulting Partner as of the time of the recalculation, and the denominator of which equals the aggregate sum of both Partners' Capital Contributions. The Defaulting Partner's Percentage Share shall be correspondingly decreased so that it shall be equal to One Hundred percent (100%) minus the Nondefaulting Partner's Percentage Share as increased in accordance with the preceding sentence. The Nondefaulting Partner's advance pursuant to 8.04(a) constituting such Default Contribution(s) shall be added to the Nondefaulting Partner's Capital Account. Upon such recalculations of the Partners' Percentage Shares and the corresponding adjustments of the Partners' respective Percentage Shares, the default associated with the Default Contribution(s) with respect to which such adjustments were made shall be deemed cured, to the extent of such Default Contribution(s) made by the Nondefaulting Partner, as of the date of such adjustments.

              If the Defaulting Partner fails to repay the Nondefaulting Partner with respect to any one or more Default Loans within the one hundred twenty
(120) day period referred to in Section 8.04(a) hereof, the Nondefaulting Partner may, at any time after the expiration of such one hundred twenty (120) day period and before the repayment of such Default Loan or Default Loans by the Defaulting Partner (including a repayment pursuant to Section 8.04(c) hereof), elect, by one hundred twenty (120) days prior written notice (the "Conversion Notice") with respect to any one or more Default Loans to the Defaulting Partner, to increase the Nondefaulting Partner's Percentage Share and decrease the Defaulting Partner's Percentage Share as of the date of and immediately following the date thirty (30) days following the Conversion Notice. If a Defaulting Partner has not repaid the Default Loan or Default Loans specified in the Conversion Notice within said thirty (30) days, the Nondefaulting Partner may elect to increase its Percentage Share (but not to exceed One Hundred percent (100%)) to equal a percentage derived from a fraction the numerator of which equals the Adjusted Capital Contribution (as defined below) of the Nondefaulting Partner and the denominator of which equals the aggregate sum of both Partners' Capital Contributions. The Defaulting Partner's Percentage Share shall be correspondingly decreased so that it shall be equal to One Hundred percent (100%) minus the Nondefaulting Partner's Percentage Share as increased in accordance with the preceding sentence. "Adjusted Capital Contribution" shall mean the sum of all Capital Contributions, not including the Contribution representing the Default Loan, actually made by the Nondefaulting Partner as of the time of the recalculation plus an amount equal to One Hundred and Twenty percent (120%) of the sum of all Default Loans which the Nondefaulting Partner has made to the Defaulting Partner with respect to which such adjustments were made. The parties acknowledge that in the event this remedy is exercised, additional Capital Contributions will be of critical value to the Partnership, and the parties further acknowledge that such value is not readily ascertainable as of the date hereof and a reasonable estimate of such value is achieved by the formula contained herein. Such formula for the "buy-down" reflects such estimate of the parties, and is not intended to be a penalty. Upon any such election, the Defaulting Partner's default, with respect to which the Default Loan(s) specified in the Conversion Notice was made, shall be deemed cured, the Nondefaulting Partner's advance pursuant to 8.04(a) hereof with respect to which such Default Loan(s) were made shall be added to the Nondefaulting Partner's Capital Account, and the amount of such advance shall be deducted from the Defaulting Partner's Capital Account. Upon such recalculations of the Partner's Percentage Shares and the corresponding adjustments of the Partner's respective Percentage Shares, the default associated with the Default Loan(s) with respect to which such adjustments were made shall be deemed cured, to the extent of such Default Loan(s) made by the Nondefaulting Partner, as of the date of such adjustments.

           5. Amendment to Appraisal But Out Remedy.  Section 8.05(b) of the
              -------------------------------------
Partnership Agreement is hereby amended to delete the number "ninety percent (90%) from the third line thereof, and the following is hereby substituted therefor: "(x) prior to the opening of the Project for business, one hundred percent (100%), or (y) after the opening of the Project for business, ninety percent (90%),".

           6. Amendment to Section 8.06.  Section 8.06 of the Partnership
              -------------------------
Agreement is hereby deleted in its entirety.

           7. Amendment to Section 9.03.  Section 9.03 of the Partnership
              -------------------------
Agreement is hereby deleted in its entirety, and the following is hereby substituted therefor:

           The "Appraised Value" of the assets shall be equal to the following amounts: (a) prior to the opening of the Project for business, the aggregate Capital Contributions of the Partners plus the outstanding principal balance of any debt owed by the Partnership; (b) after the opening of the Project for business and if the Partners are in agreement as to the fair market value of the assets, such agreed value; or (c) after the opening of the Project for business if the Partners are unable to agree as to fair market value, the mean of the two closest appraised values reported by the Appraisal Panel; provided that if such values are equally distributed, the "Appraised Value" of the assets to be appraised shall be equal to the mean of the three appraised values reported by the Appraisal Panel.

           8. Amendment to Section 13.13.  Section 13.13 of the Partnership
              --------------------------
Agreement is hereby deleted in its entirety.

           9. References.  All references to the Partnership Agreement contained
              ----------
therein shall be deemed to refer to the Partnership Agreement as amended hereby.

           10.    Modification.  Except as modified hereby, the Partnership
                  ------------
Agreement remains in full force and effect. In the case of any inconsistency between this Amendment and the Partnership Agreement this Amendment shall control.

           11.    Counterparts.  This Amendment may be executed in one or more
                  ------------
counterparts, each of which is an original and all of which constitute one agreement.

           12.    Gaming Approval.  The parties hereto confirm that the
                  ---------------
Partnership Agreement, as amended hereby, is subject to all statutes and regulations regulating gaming in the State of Illinois, and that certain acts contemplated by the Partnership Agreement as amended hereby, including without limitation transfers of partnership interests, are subject to the approval of the Illinois Gaming Board.



[SIGNATURES ON THE FOLLOWING PAGE]

           IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                             GENERAL PARTNER:


                                             HARRAH'S ILLINOIS CORPORATION,


                                             By: /s/ Philip G. Satre
                                             ------------------------------

                                             Name: Philip G. Satre
                                             ------------------------------

                                             Title: President
                                             ------------------------------


                                             LIMITED PARTNER:


                                             /s/ John Q. Hammons
                                             ------------------------------
                                             John Q. Hammons, an individual


I hereby consent to the foregoing Amendment, and confirm and ratify my guarantee contained in the Partnership Agreement in all respects.



                                            /s/ Mrs. Juanita Hammons
                                            ---------------------------
                                            Mrs. Juanita Hammons
                                            Guarantor